Exhibit 10.15

DATED	23rd December	2015

ST JAMES'S PLACE UK PLC

and

COTY SERVICES UK LIMITED

LEASE relating to first floor, St George's House, St George's Road, Wimbledon, London, SW19 4UA

CONTENTS

Clause    Subject Matter    Page

LAND REGISTRY PRESCRIBED CLAUSES1
1.DEFINITIONS    1
2.INTERPRETATION    8
3.GRANT AND TERM    10
4.RIGHTS GRANTED    11
5.RIGHTS RESERVED AND REGRANTED    12
6.THIRD PARTY RIGHTS OVER THE PREMISES    13
7.PAYMENT OF RENTS    14
8.RENT REVIEW    14
9.OTHER FINANCIAL MATTERS    17
10.INSURANCE    19
11.SERVICE CHARGE    22
12.STATE AND CONDITION OF THE PREMISES    31
13.USE OF THE PREMISES    33
14.DEALINGS    38
15.LEGAL REQUIREMENTS AND REGULATIONS    43
16.LANDLORD'S COVENANT FOR QUIET ENJOYMENT    45
17.LIMIT ON LANDLORD'S LIABILITY    45
18.FORFEITURE    45
19.MISCELLANEOUS    48
20.GUARANTEE    52
21.SUB-GUARANTEE    55

LAND REGISTRY PRESCRIBED CLAUSES
LR1. Date of lease
        23rd December 2015
LR2. Title number(s)
LR2.1 Landlord's title number(s)
SGL329411 and SGL355089.

LR2.2 Other title numbers
None.

LR3 Parties to this lease
Landlord
St James's Place UK Plc (incorporated and registered in England and Wales under company registration number 02628062), the registered office of which is at St James's Place House, 1 Tetbury Road, Gloucester GL7 1FP.

Tenant
Coty Services UK Limited (incorporated and registered in England and Wales under company registration number 00325646), the registered office of which is at Eureka Park, Ashford, Kent TN25 4AQ.

Other parties
None.

LR4. Property
The Property as specified in this lease in the definition of the Premises at clause 1.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

LR5. Prescribed statements etc.
None.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.
None.

LR5.2 This lease is made under, or by reference to, provisions of:
None.

LR6. Term for which the Property is leased
The term as specified in this lease at clause 1.

LR7. Premium
None.

LR8. Prohibitions or restrictions on disposing of this lease
This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land
None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease
None.

LR9.3 Landlord's contractual rights to acquire this lease
None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property
None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property
The easements granted for the benefit of the Property as specified in this lease at clause 4.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property
The easements granted or reserved by this lease over the Property as specified in this lease at clause 5.

LR12. Estate rentcharge burdening the Property
None.

LR13. Application for standard form of restriction
None.

LR14. Declaration of trust where there is more than one person comprising the Tenant
None.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

The following definitions apply in this Lease:

"Access Road"

means the roadway and the footways adjoining it shown for identification coloured green on Plan A including the tarmac paving cladding or other surface finish but not the structure on which this is laid (or such other roadway or access serving any car park in the Development as may from time to time be provided or designated by the Landlord for common use by the tenants or occupiers of the Development or any part of it);

"Building"

means the office building and associated parking landscaping plant rooms and facilities known as St. George's House, St. George's Road, Wimbledon, London SW19 4UA (being that part of the West Block not comprised within the West Block Car Park or the West Block Car Park Structure) and all Service Media on, over or under such land and Service Media outside such land but exclusively serving it (excluding in both cases, any Service Media which are not owned by the Landlord) and associated parking, landscaping, plant rooms and facilities;

"Business Day"

means a day other than Saturday, Sunday or a day on which banks are authorised to close in London for general banking business;

"Common Parts"

means the Parking Area all footpaths halls passageways landscaped areas lavatories staircases lifts landings fire escapes and any other areas not comprised in any Lettable Unit in the Building which are from time to time during the Term provided by the Landlord for use in common by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them;

"Development"

means the land together with the offices shops bank car parks service yard roads and footpaths erected on it fronting Wimbledon Hill Road and St. George's Road London SW19 and known as "St. George's" registered at the Land Registry under title numbers SGL329411 and SGL355089 and shown for identification respectively edged blue and red on Plan A;

"East Block"

means that part of the Development known as St. Georges East registered at the Land Registry under title number SGL355089 shown for identification only edged red on Plan A;

"EPC"
means both an energy performance certificate and a recommendation report (as each term is defined in The Energy Performance of Buildings (England and Wales) Regulations 2012);
"Environmental Performance" means the efficiency of the:

(a)	consumption of energy;

(b)	consumption or use of water;

(c)	waste generation and management; and

(d)	consumption or other resources
involved in the development, use and/or operation of the Property and/or the Building, measured by the extent to which the climatic or environmental impacts of such development use and/or operation are minimised or ameliorated;
"Excluded Risks"
means any risk listed in paragraph (a) or referred to in paragraph (b) of the definition of Insured Risks against which the Landlord does not insure (or in respect of which there is a partial exclusion to the extent that the partial exclusion applies) because insurance cover for that risk is either not ordinarily available in the London insurance market, or is available there only at a premium or subject to conditions which in the Landlord's discretion are unacceptable;
"Footpath"
means the public footpath in the Development adjoining the railway and running between Wimbledon Hill Road and Francis Grove shown for identification only coloured yellow on Plan A and (except for the part shown coloured yellow and hatched black) includes its paving or other surface finish but not the structure on which this is laid (or such other footpath as may from time to time be provided or designated by the Landlord for common use by tenants or occupiers of Development or any part of it);
"Group"
means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;
"Guarantor"
means any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease;

"Insurance Rent"
means a fair proportion of the cost to the Landlord (including any insurance premium tax) of insuring:

(a)
the Building against the Insured Risks for its full reinstatement cost, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects', surveyors' and other professional fees and other incidental expenses, and in each case with due allowance for inflation and VAT;

(b)	against loss of the Rent (having regard to the provisions for the review of the Rent) for a period of three years; and

(c)	against public liability of the Landlord in connection with any matter relating to the Building, its occupation or use;
"Insured Risks"
means:

(a)
fire, explosion, lightning, earthquake, flood, storm, bursting or overflowing of water tanks, pipes or other water or heating apparatus, impact, aircraft (other than hostile aircraft) and things dropped from such aircraft, riot, civil commotion and malicious damage; and

(b)	such other risks as the Landlord may from time to time insure against (whether at its own discretion or at the request of the Tenant), except to the extent that any such risk is for the time being an Excluded Risk;
"Interest Rate"
means the rate of four per cent above the base lending rate from time to time of Barclays Bank PLC, or if that rate is no longer published then four per cent above the rate of interest which the Landlord reasonably considers to be most closely comparable to minimum lending rates generally applicable in the United Kingdom from time to time;
"Landlord"
means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of this Lease;
"Landlord's Energy Management Costs"
means the costs of the Landlord of:

(a)
acquiring allowances of any nature and paying all present and future taxes, duties, or assessments of any nature relating to the supply or consumption of energy, or relating to emissions consequential upon that supply or consumption (and whether those emissions are direct or indirect);

(b)	monitoring the supply and consumption of energy and such emissions; and

(c)	gathering and processing information relating to the supply and consumption of energy and to such emissions, and in this definition "Landlord" means the group of undertakings of which the Landlord is a member for the purposes of such allowances or taxes;
"Landlord's Surveyor"
means a chartered surveyor appointed by the Landlord, who may be an individual, or a firm or company of chartered surveyors, or an employee of the Landlord or a company which is in the same Group as the Landlord;
"this Lease"
means this deed as varied or supplemented by any document which is supplemental to this deed;
"Lettable Unit"
means any part of the Building (other than the Premises) which is let or is intended for letting on the basis of a lease similar in nature to this Lease;
"Parking Area"
means the car parking area forming part of the Building at ground floor level;
"Parking Spaces"
means ten (10) car parking spaces in the Parking Area allocated from time to time by the Landlord for the use of the Tenant;
"Permitted Hours"
means the hours beginning at 8 a.m. and ending at 7 p.m. on each day from Monday to Friday inclusive but excluding bank public or other national holidays or such other hours which the Landlord shall from time to time notify to the Tenant as being the period during which services are provided to the Building;
"Permitted Part"
means any self-contained part of the Premises that in the reasonable opinion of the Landlord is reasonably capable of separate beneficial occupation and use and being limited to no more than two occupiers of the Premises;
"Permitted Use"
means use as high class offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as at the date of this deed);
"Plan A and Plan B"

means the plans attached to this Lease and marked Plan A and Plan B;
"Premises"
means the first floor, St. George's House, St. George's Road, Wimbledon, London SW19 4UA, as shown edged red on Plan B bounded by and including:
(a)

(i)	the internal plaster tile and other surface finishes and internal plaster work of:

(A)	the external or structural walls in or bounding the premises; and

(B)	all load bearing columns;

(ii)	the windows window frames doors and doorframes (except those in external walls which are exposed to the elements);

(iii)	the internal non structural walls and partitions other than those bounding the premises;

(iv)	the ceilings (including suspended ceilings) plastered coverings or other surface finishes of the premises up to the underside of the floor slabs to which ceilings are fixed;

(v)	the carpets or other floor finishes and parts of the floors including any raised floor system and screed down to the upper surface of the floor slabs on which the floors are laid;

(vi)	all Service Media in the Building (whether or not within the boundaries of the premises) which serve the premises exclusively;

(vii)
all gas electrical and water and sanitary apparatus exclusively serving the premises and all other fixtures and fittings in the premises (other than tenant's fixtures and fittings) not excluded by paragraph (a); and

(viii)	all parts of the air handling system and heating system within the boundaries of the premises and exclusively serving the premises.

[PLAN A - MAP]

a

[LOCATION MAP]

[FLOOR PLAN MAP]

b

(b)    The premises do not include:

(i)
any part of the Building (other than any matters expressly included by paragraph (a)) lying above the underside of the floor slabs to which the ceilings are fixed or below the upper surfaces of the floor slabs to which the floors are fixed;

(ii)any of the:

(A)	floor slabs structural walls load bearing columns and other load bearing parts of the Building; and

(B)	external cladding walls or columns or other external parts in the Building except those surface finishes and coverings expressly included by paragraph (a);

(iii)	any Service Media in the Building which do not exclusively serve the Premises.

(c)	The glass in windows and doors included in the Premises forms part of the Premises but the glass in doors and windows excluded from the Premises does not form part of the Premises;
"Refuse Compactor Bay"
means that part of the Development shown for identification only hatched brown and coloured blue on Plan A extending vertically to the underside of the first floor of the East Block so that the upper limit includes its surface finish but does not extend to anything above it and includes the surface finishes of all walls bounding it (but not its structure) the paving or other surface finish of its floor (but not the structure on which this is laid) all doors and shutters and all Service Media exclusively serving it(or such other facility as may from time to time be provided or designated by the Landlord);
"Rent"
means six hundred and twenty four thousand nine hundred and ten pounds (£624,910.50) (exclusive) per annum as reviewed under this Lease or any interim rent payable under the Landlord and Tenant Act 1954;
"Rent Commencement Date"
means 23rd September 2016;
"Retained Parts"
means any part of the Building or the Development other than the Premises and the Lettable Units;

"Review Date"
means 23rd December 2020;
"Service Charge"

means the Service Charge calculated and payable in accordance with clause 11;
"Service Charge Balance"

means the shortfall, if any, between the Service Charge Estimate and the Service Charge;
"Service Charge Estimate"

means a reasonable sum which the Landlord, or the Landlord's Surveyor or its accountant, reasonably estimates will be the total cost of the Services (as defined in clause 11.1) in any Service Charge Year;
"Service Charge Year"

means the year from and including 01 October in each year or such other date which the Landlord chooses from time to time;
"Service Media"

means conduits and equipment used for the generation, passage, reception and/or storage of Utilities and all fire alarms, sprinklers, smoke detectors, dry risers, security cameras and closed circuit television apparatus;
"Service Road"

means the roadway and the footways adjoining it shown for identification only hatched green on Plan A (or such other roadway or access serving the Service Yard and/or any parking area in the Development as may from time to time be provided or designated by the Landlord for common use by the tenants or occupiers of the Development or any part of it);
"Service Yard"

means the service yard in the Development shown for identification only edged green on Plan A (but in respect of the loading platform which is shown for identification only hatched black includes only the paviors cladding or other surface finish of the platform and of the vertical faces of the side and not the structure on which this is laid nor any grilles or ventilators;
"Tenant"
means the second party to this deed and, except where otherwise expressly stated, its successors in title;

"Term"

means the term of years granted by this deed and the period of any statutory continuation of the tenancy granted by this deed;
"Utilities"

means electricity, gas, water, foul water and surface drainage, heating, ventilation and air conditioning, smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;
"VAT"

means value added tax and/or any similar tax from time to time replacing it or performing a similar fiscal function;

"West Block"

means that part of the Development known as St. George's West registered at the Land Registry under title number SGL329411 shown for identification only edged blue on Plan A;

"West Block Car Park"

means the public car parking area in the West Block comprised in a lease dated 5 September 1984 made between (1) Commercial Union Properties (UK) Limited and (2) London Borough of Merton (as varied) registered under title number SGL419027;
"West Block Car Park Structure"

means that part of the West Block which is below ground level and includes:

(a)	any ventilators ducts barriers or grilles giving access to or serving it (except where these are included in any demise); and

(b)	the structure of the ground floor slab,

but excludes:

(c)	such parts of the ground floor stab as lie above the structure including the screed and surface finish paving or cladding of the ground floor slab; and

(d)	any plant containers.

2.	INTERPRETATION

2.1	In this Lease:

2.1.1	the contents page, headings and sub-headings are for ease of reference only and do not affect its meaning;

2.1.2	any words following the terms "include" and "including" or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms;

2.1.3	general words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type, class or category;

2.1.4	obligations owed by or to more than one person are owed by or to them jointly and severally;

2.1.5	words in the singular include the plural and vice versa; and

2.1.6	references to one gender include all genders.

2.2	In this Lease, unless otherwise specified:

2.2.1	a reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time, including:

(a)	directives, decisions and regulations of the Council or Commission of the European Union;

(b)	Acts of Parliament;

(c)	orders, regulations, consents, licences, notices and bye-laws made or granted:

(i)	under any Act of Parliament; or

(ii)	under any directive, decision or regulation of the Council or Commission of the European Union; or

(iii)	by a local authority or by a court of competent jurisdiction; and

(d)	any mandatory codes of practice issued by a statutory body;

2.2.2
a reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time;

2.2.3	a reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality);

2.2.4	a reference to a company includes any company, corporation or any other body corporate (wherever incorporated); and

2.2.5	references to the Premises and the Building include any part of the Premises or the Building.

2.3	In this Lease:

2.3.1	an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2
a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises or the Building with the Tenant's express or implied authority;

2.3.3	the rights and remedies of the Landlord under any clause are without prejudice to any other right or remedy of the Landlord;

2.3.4
the obligations of or restrictions on the Tenant or a Guarantor under any clause, supplemental document or other instrument entered into in connection with this Lease, are without prejudice to the obligations of or restrictions on the Tenant or Guarantor, or to the rights of the Landlord under any other clause, supplemental document or other instrument entered into in connection with this Lease;

2.3.5
a reference to the consent or approval of the Landlord means the prior consent in writing (which, if required by the Landlord, is to be contained in a deed) of the Landlord, and, where required, of any superior landlord or mortgagee of the Landlord;

2.3.6
references to any adjoining property of the Landlord include any property adjoining or near the Premises or the Building owned, leased or occupied by the Landlord (or any company in the same Group as the Landlord) from time to time;

2.3.7	references to the end of the Term are to the end of the Term whether before or at or after the end of the term of years granted by this deed;

2.3.8
references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as determined by the Landlord's Surveyor whose decision will be final and binding (except in the case of manifest error) and where there are different elements to that sum a different proportion for each element may be determined on this basis;

2.3.9	references to a certified copy are to a copy certified by solicitors to be a true copy of the original; and

2.3.10
a requirement that a notice or other communication to be given or made under or in connection with this Lease must be signed by the person giving or making it will be deemed to be satisfied if the notice or other communication is signed on behalf of the person giving it.

2.4	In this deed:

2.4.1	in clause 14 the word "security" includes a guarantee or rent deposit; and

2.4.2	a reference to a clause is to a clause to this deed.

3.	GRANT AND TERM

The Landlord leases the Premises to the Tenant for a term of 10 years from and including the date of this Lease, the Tenant paying the following sums, which are reserved as rent: the Rent, the Insurance Rent the Service Charge Estimate, the Service Charge Balance and any VAT payable on those sums and any interest due under this Lease.

4.	RIGHTS GRANTED

4.1	The Landlord grants the following rights to the Tenant:

4.1.1	the use of the Parking Spaces allocated from time to time by the Landlord subject to compliance with clause 13.11;

4.1.2
the right of free passage and running of water soil gas electricity telecommunications and other services from and to the Premises by and through the Service Media now or during the Term constructed for such purpose in or under or upon the remainder of the Development such right to be so far as necessary for the enjoyment of the Premises and in common with the Landlord and all others so authorised by the Landlord and all others entitled thereto;

4.1.3
the right in common with the Landlord and all others so authorised by the Landlord and with other tenants of Lettable Units in the Building to use such of the Common Parts as are necessary to obtain access to and egress from the Premises during the Permitted Hours;

4.1.4
the right to use the Service Yard during the Permitted Hours or as the Landlord shall direct for effecting deliveries to the Premises subject to the observance by the Tenant of all regulations made by the Landlord governing its use and the provisions of clause 13.6;

4.1.5
the right with or without cars but not further or otherwise of access to the Parking Area over the Access Road and of egress from the Parking Area over the Access Road through the public car parking area at upper and lower basement level (along such route as may from time to time be authorised by the owner tenant or occupier of such public car parking area being a route which provides proper convenient and adequate egress) and along the Service Road;

4.1.6
the right with surveyors agents workmen and others at reasonable times of the day upon reasonable notice (except in case of emergency) to enter into the remainder of the Building so far as is necessary for the purpose of inspection repair maintenance and replacement of any Service Media and any plant and equipment serving the Premises and for which the Tenant is responsible under the terms of this Lease subject to the Tenant causing as little damage and disturbance as practicable and promptly making good in a proper and workmanlike manner at its own expense and to the Landlord's satisfaction any damage caused in the exercise of this right;

4.1.7	the right to display the Tenant's name on any internal tenant name board that shall from time to time be situated on the ground floor of the Retained Parts;

4.1.8	the right of support as enjoyed at the date of this Lease for the Premises over and against the Building

4.1.9
the exclusive right together with the Landlord and the Landlord's representatives to use the lift lobby shown on hatched yellow on Plan B together with the right for the Tenant to restrict lift access to the first floor of the Building to the Tenant's staff and visitors and the Landlord and the Landlord's representatives.

4.2	The rights granted by clause 4.1:

4.2.1	are granted only to the extent that the Landlord has power to grant them;

4.2.2
unless otherwise specified, are not granted to the Tenant exclusively, but are to be used in common with the Landlord, any superior landlord, any other tenants and lawful occupiers of the Building, and other persons authorised by them;

4.2.3
may be interrupted or varied for the purposes of any works of maintenance, repair, alteration or the replacement of any land, building, lifts or lift equipment, or Service Media in connection with which the rights are exercised; and

4.2.4	are to be exercised by the Tenant, and any authorised undertenant, in accordance with any regulations which the Landlord may make for the proper management of the Building.

4.3	The Tenant will not be or become entitled to any right, easement or privilege that is not expressly granted by clause 4.1, and section 62 of the Law of Property Act 1925 does not apply to this Lease.

5.	RIGHTS RESERVED AND REGRANTED

5.1	The following rights are reserved from this Lease and regranted to the Landlord by the Tenant:

5.1.1
the free passage of water soil gas electricity telecommunications and other services from the remainder of the Development and any adjoining or neighbouring premises through the Service Media constructed for such purpose now or at any time running through or under the Premises;

5.1.2
the right at all reasonable times on giving to the Tenant not less than 48 hours prior written notice (except in emergency) to enter the Premises for the purposes set out in clause 5.1.2(a) subject to the conditions set out in clause 5.1.2(b);

(a)	the right of entry is for any of the following purposes:

(i)	inspecting cleansing repairing or altering the remainder of the Development or any adjoining or neighbouring premises;

(ii)	inspecting laying connecting cleansing repairing altering or improving any Service Media in the Premises or the remainder of the Development and any adjoining or neighbouring premises;

(iii)	constructing any building or structure on any other part of the Development and/or any adjoining or neighbouring premises;

(iv)	performing the obligations and exercising the rights of the Landlord in this Lease or the lease of any other part of the Development and in connection with the provision of the Services;

(b)	the Landlord or other persons entering is to exercise such rights in a reasonable manner and to make good all damage caused to the Premises;

5.1.3
the right at any time to build on rebuild or alter any parts of the remainder of Development or any adjoining or neighbouring premises according to such plans (whether as to height extent or otherwise) and in such manner as the Landlord decides even though this may interfere with the access of light or air to the Premises;

5.1.4
the right to use the remainder of the Development or any adjoining or neighbouring premises for any purpose whatsoever and without imposing upon the Development any adjoining or neighbouring premises any restrictions or conditions similar to those imposed upon the Tenant;

5.1.5
the right to erect scaffolding for the purpose of repairing maintaining cleansing or altering the Building or any adjoining or neighbouring premises whether or not part of the Development even though this may temporarily interfere with the access to or the use and enjoyment of the Premises;

5.1.6
all rights of light air support protection and shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any parts of the Development or any adjoining or neighbouring premises;

5.1.7
the right to vary or change the use of temporarily suspend or control access to the whole or any part of the Service Yard the Service Road the Access Road the Footpath the Refuse Compactor Bay or any other services or amenities provided in common to the tenants or occupiers of the Development or any part of it without payment of compensation for disturbance.

5.2
The rights reserved and regranted by this Lease are reserved and regranted to the Landlord and any superior landlord or mortgagee and their tenants, and may be exercised by anyone authorised by the Landlord or a superior landlord.

5.3
The person exercising any right of entry reserved and regranted by this Lease shall make good any damage caused to the Premises (subject to clause 5.4) but shall not be under any obligation to make any other compensation to the Tenant or other occupier of the Premises.

5.4
The Tenant shall allow any person who has a right to enter the Premises to enter the Premises at all reasonable times, during and outside usual business hours, provided that reasonable notice has been given, which need not be written notice. In cases of emergency no notice need be given and the Landlord, or another person on behalf of the Landlord may break into the Premises if entry cannot be effected in any other way. The Landlord shall make good any damage caused to the Premises in breaking into the Premises in these circumstances.

6.	THIRD PARTY RIGHTS OVER THE PREMISES

6.1	There are excepted from this Lease and this Lease is granted subject to:

6.1.1
all existing rights which belong to other property, or are enjoyed by other property over the Premises or any land or Service Media over which the Tenant may exercise rights by virtue of this Lease; and

6.1.2
the matters contained or referred to in the property and charges registers of the title numbers referred to in the registers of title number SGL329411 (as at 1 December 2015 (16:20:50)) and title number SGL355089 (as at 1 December 2015 16:21:47)) to the extent that such matters relate to the Premises.

6.2
The Tenant shall comply with the matters contained or referred to in the registers referred to in clause 6.1 so far as they relate to the Premises or any rights the Tenant may exercise by virtue of this Lease.

6.3	The Tenant shall:

6.3.1	not permit any third party to acquire any right over the Premises or to encroach upon the Premises and shall give the Landlord immediate written notice of any attempt to do this;

6.3.2	take any steps which the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises;

6.3.3	preserve for the benefit of the Premises and the Landlord's interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property; and

6.3.4	not block or obstruct any window or ventilator at the Premises.

7.	PAYMENT OF RENTS

7.1
The Tenant shall pay to the Landlord the Rent, the Service Charge Estimate and any VAT payable on those sums without deduction or set-off (whether legal or equitable) in four equal instalments in advance on the usual quarter days, and shall pay the Insurance Rent on demand, the Service Charge Balance and any VAT on it on demand (whether such demand is made and received before or after the end of the Term) and interest in accordance with clause 9.7, provided that the Landlord shall not be entitled to distrain for non-payment of the Rent, Service Charge Estimate, the Insurance Rent, the Service Charge Balance and any other payments treated as rent under this Lease until at least 14 days has elapsed from the date such payment became due.

7.2
The Tenant shall pay the first instalment of the Rent and any VAT due on it to the Landlord on the Rent Commencement Date, and the first instalment is to be a proportionate amount for the period from and including the Rent Commencement Date, until the day before the next quarter day.

7.3
The Tenant shall pay the first instalment of the Service Charge Estimate and any VAT due on it to the Landlord on the date of this deed, and the first instalment is to be a proportionate amount for the period from and including the date of this deed until the day before the next quarter day.

7.4
If required by the Landlord, the Tenant shall pay the Rent and the Service Charge Estimate and any VAT on them by banker's standing order, direct debit or credit transfer to a bank account in the United Kingdom which the Landlord has notified in writing to the Tenant.

8.	RENT REVIEW

8.1	Open Market Rent
The following definition applies in this clause 8:
"Open Market Rent"
means the annual rent at which the Premises could reasonably be expected to be let as a whole at the Review Date in the open market:

(a)	without a fine or premium;

(b)	by a willing landlord to a willing tenant;

(c)
which would be payable after the expiry of a rent-free or reduced rent period (if any) of such length as would be negotiated in the open market between the willing landlord and the willing tenant at the Review Date in respect only of the period of time needed for carrying out fitting-out works which would be carried out by the willing tenant;

(d)	under a lease commencing on and including the Review Date and equal in length to the unexpired residue of the term of years granted by this deed at the Review Date; and

(e)
otherwise on the same terms as this Lease, except as to the amount of the Rent and assuming that there is a rent commencement date which provides for the rent-free or reduced rent period referred to in paragraph (c) above, assuming that:

(f)	the Premises are available to be let with vacant possession;

(g)
the Premises and the Building and any land or Service Media over which the Tenant may exercise any rights by virtue of this Lease are in good and substantial repair and condition and if damaged or destroyed that they have been reinstated;

(h)	the Premises are ready to receive the willing tenant's fitting-out works;

(i)	the Landlord (save for wilful and persistent breaches) and the Tenant have fully complied with their obligations in this Lease;

(j)
no work has been carried out on the Premises by the Tenant or any undertenant or their predecessors in title, or on any other part of the Building or on any adjoining property of the Landlord before or during the Term, which would lessen the rental value of the Premises;

(k)
the Premises can, in their assumed state, be lawfully used by the willing tenant for the Permitted Use and for any other purpose to which the Landlord has, at the request of the Tenant, given its consent;

(l)	any consents or licences current or required at the Review Date are available to the willing tenant; and

(m)
if the Landlord (or the relevant member of its VAT group) has elected to waive the exemption for the purposes of VAT in respect of the Premises, that the willing landlord has also so elected, but that if the Landlord (or the relevant member of its VAT group) has not so elected, that the willing landlord has not so elected, but disregarding:

(n)	any occupation of the Premises or any other part of the Building by the Tenant or any authorised undertenant;

(o)	any goodwill attached to the Premises by reason of the Tenant or any authorised undertenant carrying on any business at the Premises;

(p)
any improvements (including improvements which form part of the Premises at the Review Date) carried out by the Tenant or any authorised undertenant, or their predecessors in title, before or during the Term, with the consent (if required) of the Landlord, at the cost of the person who carried out the improvement, and not pursuant to an obligation owed by the person who carried out the improvement to the Landlord or its predecessors in title;

(q)	any requirement and costs applicable to the removal and reinstatement relating to any improvements as referred to in paragraph (p) above; and

(r)	any legislation which imposes a restraint upon agreeing or receiving an increase in the Rent.

8.2	Determination of the revised Rent

8.2.1	The Rent will be reviewed at the Review Date, and from the Review Date the Rent will be the higher of:

(a)	the Rent reserved immediately before the Review Date (disregarding any suspension of Rent under clause 10.4); and

(b)	the Open Market Rent at the Review Date.

8.2.2
If the Landlord and the Tenant have not agreed the Open Market Rent three months before the Review Date, either may require it to be determined by a surveyor (the "Surveyor"), who will be an independent chartered surveyor appointed jointly by the Landlord and the Tenant or, if they do not agree on the identity of such surveyor, by the President of the Royal Institution of Chartered Surveyors (or any other officer authorised to carry out that function) on the application of either the Landlord or the Tenant in accordance with this Lease.

8.2.3	The Landlord and the Tenant may agree the level of the Open Market Rent at any time before the Surveyor has determined it.

8.2.4	The Surveyor will act as an arbitrator in accordance with the Arbitration Act 1996.

8.2.5
If the Surveyor dies, or gives up the appointment, or fails to act in accordance with clause 8, or it becomes apparent that the Surveyor is or will become unable so to act, the Landlord and the Tenant may make a further appointment of, or application for, a substitute Surveyor.

8.2.6	The costs of appointment and fees of the Surveyor shall be paid in such proportions as the Surveyor directs, or if no such direction is made, then equally by the Landlord and the Tenant.

8.3	General

8.3.1
If the revised Rent has not been agreed or determined before the Review Date, then the Tenant shall continue to pay the Rent at the rate payable immediately before the Review Date and no later than five Business Days after the revised Rent has been agreed or determined the Tenant shall pay:

(a)	the shortfall, if any, between the Rent paid and the revised Rent for the period from the Review Date until the next quarter day after payment is made; and

(b)
interest on the shortfall at the base rate from time to time of Barclays Bank PLC calculated on a daily basis by reference to the period from each quarter day on which each part of the shortfall would have become due had the revised Rent been agreed or determined before the Review Date to the date payment of the shortfall is made.

8.3.2
If there is any legislation in force at the Review Date which restricts the Landlord's right to review the Rent in accordance with clause 8, or to receive any increase in the Rent following a review, then the date on which the legislation is repealed or amended to allow a review of or increase in the Rent, will be a further Review Date and the Landlord will be entitled to require a review of the Rent in accordance with this clause 8.

8.3.3	A Guarantor will have no right to take part in the review of the Rent, but will be bound by it.

8.3.4	Following the agreement of the revised Rent after the rent review, the Landlord, the Tenant and any Guarantor shall sign a memorandum recording the revised level of the Rent.

8.3.5	Time will not be of the essence in relation to clause 8.

9.	OTHER FINANCIAL MATTERS

9.1	Utilities
The Tenant shall pay all charges, including connection and hire charges, relating to the supply and consumption of Utilities to or at the Premises and that part of the Landlord's Energy Management Costs which the Landlord reasonably attributes to the Premises, and shall comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises.

9.2	Common facilities

9.2.1
The Tenant shall pay on demand a fair proportion of any costs incurred or payable by the Landlord in respect of any land or Service Media outside the Building but used in connection with the Premises to the extent that such costs are not included in the Service Charge.

9.2.2
To pay to or indemnify the Landlord against all costs fees and expenses incurred by the Landlord under clause 11.1 in providing the Services outside the Permitted Hours, such costs fees and expenses to be assessed by the Landlord acting reasonably payable on demand and recoverable as rent in arrear.

9.3	Rates and taxes

9.3.1
The Tenant shall pay and indemnify the Landlord against all present and future rates, duties, taxes and assessments of any nature charged on or payable in respect of the Premises (or in respect or by reason of any works carried out by or on behalf of the tenant at the Premises) whether payable by the Landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non-recurring nature except any income or corporation tax imposed on the Landlord (or any superior landlord) in respect of:

(a)	the grant of this Lease;

(b)	the receipt of the rents reserved by this Lease; or

(c)	any dealing or disposition by the Landlord with its interest in the Premises.

9.3.2
The Tenant shall not make any claim for relief from any of the charges referred to above which could result in the Landlord not being entitled (during or after the end of the Term) to that relief in respect of the Premises.

9.4	Payments relating to the Premises and other property
Where any of the charges payable under clause 9.1, 9.2 or 9.3 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

9.5	Landlord's costs
The Tenant shall pay to the Landlord, on demand, and on an indemnity basis, the fees, costs and expenses properly charged, incurred or payable by the Landlord and its advisers, agents or bailiffs in connection with:

9.5.1
any steps taken in contemplation of, or in relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

9.5.2
preparing and serving schedules of dilapidations at any time during the Term or within three months after the end of the Term (or, if later, three months after the date the Tenant has given vacant possession of the Premises to the Landlord) and supervising any works undertaken to remedy such dilapidations;

9.5.3
recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Lease, including the costs of preparing and serving any notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 and any costs associated with the Landlord's remedies of distress or execution;

9.5.4	any investigations or reports carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Lease;

9.5.5	any steps taken to procure that a breach by the Tenant of its obligations under this Lease is remedied; and

9.5.6
any application for a consent of the Landlord (including the preparation of any documents) which is needed by virtue of this Lease, whether or not such consent is granted and whether or not the application is withdrawn.

9.6	VAT

9.6.1	Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any VAT which may be payable in connection with that supply.

9.6.2
Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any VAT payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the VAT from HM Revenue & Customs.

9.7	Interest
If the Rent is not paid to the Landlord on the due date for payment or if or any other sum payable under this Lease is not paid to the Landlord within ten Business Days of the due date for payment or if the Landlord refuses to accept any Rent or other such sum when the Tenant is, or may be, in breach of any of its obligations in this Lease, the Tenant shall pay interest to the Landlord on such sum at the Interest Rate for the period from and including the due date until payment (both before and after any judgment) or until payment is accepted by the Landlord (as the case may be).

9.8	Exclusion of statutory compensation
Any statutory right of the Tenant, or any undertenant, to claim compensation from the Landlord or any superior landlord on leaving the Premises is excluded to the extent that the law allows.

10.	INSURANCE

10.1	Landlord's obligations

10.1.1	The Landlord shall insure the Building, other than any part installed by or on behalf of the Tenant or any other occupier, and other than any plate glass at the Premises or the Lettable Units against the Insured Risks, through an agency chosen by the Landlord and subject to any exclusions, excesses and conditions as may be usual in the insurance market at the time or required by the insurers, or reasonably required by the Landlord.

10.1.2	The Landlord shall, at the request of the Tenant, provide the Tenant with details of the insurance policy under which the Building and the Premises are insured.

10.2	Reinstatement
If the Premises or the means of access to the Premises are damaged or destroyed by an Insured Risk, then:

10.2.1	unless payment of any insurance money is refused because of any act or omission of the Tenant and the Tenant has failed to comply with clause 10.3.8; and

10.2.2
subject to the Landlord being able to obtain any necessary consents, which the Landlord covenants to use its reasonable endeavours to obtain and to the necessary labour and materials being and remaining available, the Landlord shall use the insurance money it receives, except money received for loss of rent, in repairing and reinstating the Premises and the means of access thereto (other than any part which the Landlord is not obliged to insure) or in building reasonably comparable premises as soon as reasonably practicable.

10.3	Tenant's obligations
The Tenant shall:

10.3.1	pay the Insurance Rent in accordance with this Lease;

10.3.2
pay on demand any increase in the insurance premium for the Building or any adjoining property of the Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

10.3.3
pay on demand a fair proportion of the costs incurred or payable by the Landlord in connection with the Landlord obtaining a valuation of the Building for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

10.3.4	comply with the requirements of the insurers relating to the Premises;

10.3.5
not do or omit to do anything which may make any insurance of the Building or of any adjoining property of the Landlord taken out by the Landlord or any superior landlord void or voidable, or which would result in an increase in the premiums for such insurance;

10.3.6	give the Landlord immediate written notice of any damage to or destruction of the Premises by an Insured Risk;

10.3.7	pay the Landlord on demand the amount of any excess required by the insurers in connection with that damage or destruction;

10.3.8
pay the Landlord on demand an amount equal to any amount which the insurers refuse to pay, following damage or destruction by an Insured Risk to any part of the Building or any adjoining property of the Landlord, because of any act or omission of the Tenant;

10.3.9
pay the Landlord on demand the costs incurred by the Landlord in preparing and settling any insurance claim relating to the Premises (or a fair proportion of such costs in relation to the Retained Parts or the Building as a whole) arising, in any case, from any insurance taken out by the Landlord;

10.3.10
not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any plate glass at the Premises or any part of the Premises installed by or on behalf of the Tenant or any undertenant or any other occupier, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord; and

10.3.11	if requested by the Landlord remove its fixtures and effects from the Premises to allow the Landlord to repair or reinstate the Premises.

10.4	Suspension of Rent

10.4.1
If the whole of the Premises or any part which the Landlord is obliged to insure, or the means of access thereto, are damaged or destroyed by an Insured Risk or an Excluded Risk so as to make the Premises or any part which the Landlord is obliged to insure, unfit for occupation or use or inaccessible, the Rent and the Service Charge (or a due proportion of them determined by the Landlord according to the nature and extent of the damage) will, subject to clause 10.4.2, be suspended from the date of damage or destruction for a period of three years, or, if sooner, until the Premises, or such part, or the means of access have been made fit for occupation and use.

10.4.2
The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers because of any act or omission by the Tenant, nor unless and until any arrears of Rent or other sums due under this Lease have been paid by the Tenant in full.

10.5	Termination after end of Rent suspension period

10.5.1
This clause 10.5 applies if the Rent is suspended pursuant to clause 10.4.1 by reason of the whole (or substantially the whole) of the Premises being unfit for occupation or use or inaccessible and the Landlord has not substantially completed the relevant works required to be carried out pursuant to clause 10.2, by the end of the period of two years and six months from the date of damage or destruction.

10.5.2
If this clause 10.5 applies the Landlord or the Tenant may terminate this Lease by giving to the other not less than six months' written notice (such notice not to be served until the two years and six months period referred to in clause 10.5.1 has expired) and upon expiry of such notice, unless the Landlord has then substantially completed the relevant works required to be carried out pursuant to clause 10.2, this Lease shall then determine.

10.5.3
Termination of this Lease pursuant to clause 10.5 will be without prejudice to any right of the Landlord against the Tenant or any Guarantor for any antecedent breach of its obligations under this Lease.

10.6	Termination following damage by an Excluded Risk

10.6.1	This clause 10.6 applies following damage or destruction of the whole or substantially the whole of the Premises by an Excluded Risk.

10.6.2
If this clause 10.6 applies the Landlord may give written notice to the Tenant at any time within 12 months following the date of the damage or destruction stating either that the Landlord intends to repair and reinstate the Premises or that the Landlord does not intend to repair and reinstate the Premises.

10.6.3
If the Landlord gives notice pursuant to clause 10.6.2 that the Landlord intends to repair and reinstate the Premises then subject to the Landlord being able to obtain any necessary consents which the Landlord covenants to use its reasonable endeavours to obtain and to the necessary labour and materials being and remaining available the Landlord shall repair and reinstate the Premises (other than any part which the Landlord was not obliged to insure) or build reasonably comparable premises as soon as reasonably practicable.

10.6.4
If the Landlord gives notice pursuant to clause 10.6.2 that the Landlord does not intend to repair and reinstate the Premises, then (subject to clause 10.6.5) this Lease shall determine with effect from the date such notice is given.

10.6.5
This Lease will not determine pursuant to clause 10.6.4 if, on what would have been the date of termination pursuant to clause 10.6.4, the relevant damage or destruction has been substantially repaired.

10.6.6	Rights under this clause 10.6 are in addition to rights under clause 10.5.

10.6.7
Termination of this Lease pursuant to clause 10.6 will be without prejudice to any right of the Landlord against the Tenant or any Guarantor for any antecedent breach of its obligations under this Lease.

10.7	Insurance money
All insurance money payable will belong to the Landlord.

11.	SERVICE CHARGE

11.1	Definitions
The following definitions apply in clause 11.
"Certificate"
means a statement certified by the Landlord or the Landlord's Surveyor or its accountant, which shows:

(a)	the Service Charge Estimate;

(b)	the Service Charge; and

(c)	the Service Charge Balance,
for the relevant Service Charge Year;
"Services"
means the:

(a)	keeping in tenantable repair the structure and exterior of the Building;

(b)	the provision of supplies to the heating and air handling systems in the Building during the Permitted Hours as appropriate;

(c)	the provision of a supply of hot and cold water during the Permitted Hours to the lavatories in the Building;

(d)
so far as is necessary for the quiet enjoyment of the Premises and the exercise of the rights granted by this Lease at the Landlord's discretion and subject to payment by the Tenant to the Landlord of the Service Charge the provision of the expenses set out in clause 11.1.3;

(e)	using reasonable endeavours to provide or procure the services referred to in (b) above outside the Permitted Hours when reasonably requested by the Tenant from time to time subject to the following:

(i)	the Tenant shall give reasonable written notice of such request; and

(ii)	the Tenant shall comply with clause 9.2.2

11.1.1	"Development Expenses"
means:

(a)	the maintenance repair renewal replacement rebuilding redecoration cleaning and (where appropriate) lighting and heating of:

(i)	the Refuse Compactor Bay Service Yard Service Road and Access Road (including the footways) including all road markings and directional signs;

(ii)	sewers drains pipes channels ducts and cables which do not serve exclusively the West Block or the East Block together with the sump pump in the Development;

(iii)
the Footpath (but not the plant containers or plants thereon) and all boundary walls fences and gates in the Development together with any walls fences arches and other structures separating the Footpath from the rest of the Development; and

(iv)	all notices and signs in the Development which are not the responsibility of a tenant of any part of the Development;

(b)	the maintenance repair renewal replacement and/or cost of hire of:

(i)	any equipment in the Service Yard;

(ii)	the Refuse Compactor and ancillary equipment in the Refuse Compactor Bay; and

(iii)	all cleaning and other equipment for use in the Development;

(c)	any insurance effected:

(i)
against third party liability in connection with all or any part of the Development Including the acts neglects or defaults of the Landlord its servants or agents insofar as such liability is insurable at any time; and

(ii)	in relation to any machinery or equipment referred to in this clause 11.1.1;

(d)
the provision of staff (whether or not such staff are engaged directly by the Landlord or any managing agent) in connection with the provision of services to the Development including (but without limitation):

(iii)	wages national insurance pension contributions compensation payments uniform and expenses wholly and exclusively Incurred in connection with the provision of such staff;

(iv)	all costs incurred in connection with any office provided for such staff including:

(A)	notional rent of the office;

(B)	insurance rates and water rates;

(C)	electricity heating lighting and telephone costs;

(v)	the cost or notional rent applicable to any car parking spaces (whether inside or outside the Development) provided for the staff;

(e)	the cost of supply of all electricity gas oil fuel or other power for all purposes in connection with the Refuse Compactor Bay Service Yard Service Road and Access Road;

(f)
all costs incurred in making arrangements for the safety and security of the Development both as regards property and buildings in the Development and persons using or visiting the Development including the provision maintenance repair renewal replacement and cleaning of any equipment provided therefor (including without prejudice to the generality of the foregoing):

(i)	any television cameras monitors and recording equipment or other security systems;

(ii)	any barriers or posts whether or not these are collapsible or telescopic;

(iii)	any speed restriction controls including (without prejudice to the generality thereof) speed restriction ramps;

(g)
the amount which the Landlord shall properly be required to pay as a contribution towards the expense of making repairing maintaining the Building and cleansing all the ways roads pavements sewers drains and pipes watercourses party walls party structures party fences walls or other conveniences which may belong to or be used for the Development in common with other premises near to or adjoining thereto;

(h)	all costs incurred In connection with compliance with all requirements relating to health and safety including without limitation:

(i)	the assessment of any risk to the health and safety of any persons in the Development or who may be affected by its use and occupation;

(ii)	the establishment of procedures to monitor the control of such risks;

(i)
the cost of taking all steps deemed desirable or expedient by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning public health and safety highways streets drainage or any other matter relating to or alleged to relate to the Development for which any tenant is not directly liable;

(j)
the proper costs of and connected with the compliance by the Landlord and/or the need for the Landlord to comply with all the provisions of any Act of Parliament now in force or in force at any time during the Term or any orders bye-laws or regulations passed thereunder affecting the Development;

(k)
any other costs and/or expenses including those of any consultants or professional advisors properly incurred by the Landlord and/or Its managing agents and in connection with the management of the Development and/or the matters specified in this clause 11.1.1; and

(l)
the proper fees and expenses of the Landlord's managing agents and/or accountants incurred in connection with the management of the Development not attributable solely to the West Block or the East Block provided that if the Landlord does not employ managing agents It shall be entitled to charge a fee equal to 10 per cent of the total expenses incurred under the provisions of this clause 11.1.1 (other than this sub-clause (l);

11.1.2	"West Block Car Park Structure Expenses"
means:

(a)	The maintenance repair renewal replacement rebuilding redecoration cleaning and (where appropriate) lighting of:

(i)	the structure and exterior (including the roofs and foundations of the West Block Car Park Structure;

(ii)	sewers drains pipes channels wires ducts and cables used in common with other tenants in the West Block Car Park Structure but not serving the whole Development; and

(iii)
the ventilation grilles on the boundaries of the West Block adjoining St Georges Road and the Service Road together with the barrier or grille running from ground floor level to upper basement level protecting the Access Road from the adjoining ventilation shaft.

(b)
Any other costs and/or expenses including those of any consultants or professional advisers properly incurred by the Landlord and/or its managing agents in connection with the management of the West Block Car Park Structure and/or the matters specified under the provisions of this clause 11.1.2;

(c)
The proper fees and expenses of the Landlord's managing agents and/or accountants incurred in connection with the management of the West Block Car Park Structure provided that if the Landlord does not employ managing agents it shall be entitled to charge a fee equal to 10 percent of the total expenses incurred under the provisions of this clause 11.1.22 (other than this sub-clause (c));

11.1.3	"Building Expenses"
means:

(a)	The maintenance repair renewal replacement rebuilding redecoration and cleaning (and when appropriate) lighting and heating of:

(i)	the Retained Parts;

(ii)
plant containers and plant in the West Block not included in any Lettable Unit and the automatic irrigation equipment serving the West Block including the plant and plant containers in or over the Footpath;

(iii)	the paved forecourts forming part of the West Block adjoining St Georges Road together with such parts of St

Georges Road (including pavements) which the Landlord maintains and or cleans;

(iv)	all party walls party structures party fences walls or other things which may belong to or be used for the West Block in common with the East Block or any other part of the Development;

(v)	any television radio aerial or dish provided by the Landlord for the benefit of tenants or occupiers of the West Block;

(vii)	any equipment and signs relating to the operation of the car parks in the Development (including the Parking Area) and for the control of access to and egress from those car parks;

(vii)	the roof garden on the fifth floor of the Building and all plant containers in or on the roof garden (but excluding all plants garden furniture and free standing plant containers).

(b)	The cleaning lighting carpeting furnishing of and provision of floral decoration to the Common Parts to such a standard as the Landlord shall in its discretion acting reasonably think fit.

(c)
The cost of providing maintaining repairing replacing and renewing all directional and other signs including a tenants' name board and other informative notices in or upon the Building or Retained Parts.

(d)	The provision of hot and cold water and supply of necessary washing and toiler requisites in the lavatory accommodation in the Building.

(e)	The provision maintenance repair renewal and replacement of such smoke detection fire fighting and alarm equipment in the Building as the Landlord may deem necessary or desirable.

(f)
The supply provision purchase maintenance renewal repair and replacement of all fixtures and fittings receptacles tools appliance equipment materials and other things which the Landlord may deem desirable or necessary for the repair maintenance upkeep general management security or cleanliness of the Building.

(g)	The supply of heating and air handling to the Building to such temperatures as the Landlord may from time to time consider adequate.

(h)
The cost of providing inspecting serving maintaining repairing altering overhauling replacing and insuring any lifts space heating water heating or air handling equipment generators all electrical and mechanical and other plant and equipment in the Building.

(i)	The cost of supply of water electricity gas oil or other fuel or power for all purposes in connection with the provision of services referred to in this part of the clause 11.1.3.

(j)
The provision of staff (whether or not such staff are engaged directly by the Landlord or any managing agent) in connection with the provision of services to the Building including (but without limitation:

(i)	wages national insurance pension contributions compensation payments uniforms working clothes and expenses wholly and exclusively incurred in connection with the provision of such staff;

(ii)	all costs incurred in connection with any office provided for such staff including:

(A)	notional rent of the office;

(B)	insurance rates and water rates;

(C)	electricity heating lighting and telephone costs;

(iii)	the cost or notional rent applicable to any car parking spaces (whether inside or outside the Building) provided for such staff;

(k)
all costs incurred in making arrangements for the safety and security of the Building both as regards property and building in the Building and persons using or visiting the Building including the provision maintenance repair renewal replacement and cleaning of any equipment provided therefor (including without prejudice to the generality of the foregoing):

(i)	any television cameras monitors and recording equipment or other security systems;

(ii)	any barriers or posts whether or not these are collapsible or telescopic;

(iii)	any speed restriction controls including (without prejudice to the generality therefore) speed restriction ramps;

(l)	all costs incurred by the Landlord relating to the maintenance repair upkeep security and running of the Parking Area;

(m)	all insurance effected in relation to any part of the West Block not included in any Lettable Unit and any fixtures fittings furnishings plant equipment and contents referred to in this clause 11.1.3;

(n)	the cost of obtaining or carrying out valuations or revaluations of the Building or any part of the West Block not included in a Lettable Unit for insurance purposes;

(o)	all rates and other outgoings payable in respect of all parts of the West Block which are not Lettable Units;

(p)	all costs incurred in connection with compliance with all requirements relating to health and safety including without limitation:

(i)	the assessment of any risk to the health and safety of any persons in the Building or who may be affected by its use and occupation;

(ii)	the establishment of procedures to monitor the control of such risks

(q)
the cost of taking all steps deemed desirable or expedient by the Landlord for complying with making representations against or otherwise contrasting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning the town planning public health and safety highways street drainage or any other matter relating to or alleged to relate to the Building for which any tenant is not directly liable;

(r)
the cost of and connected with the compliance by the Landlord and/or the need for the Landlord to comply with all the provisions of any Act of Parliament now in force or in force any time during the Term or any orders bye-laws or regulations passed thereunder affecting the Building;

(s)
any other costs and/or expenses including those of consultants and professional advisers properly incurred by the Landlord and/or its managing agents and in connection with the management of the Building and/or the matters specified in this clause 11.1.3;

(t)
the proper fees and expenses of the Landlord's managing agents and/or the Landlord's accountants incurred in connection with the management of the Building not attributable solely to anyone occupier provided that if the Landlord does not employ managing agents it shall be entitled to charge a fee equal to 10 percent of the total expenses incurred under the provisions of this clause 11.1.3;

11.2	Landlord's obligations

11.2.1	The Landlord shall provide the Services in a manner which the Landlord reasonably considers appropriate.

11.2.2	The Landlord will have no liability for any failure or interruption of any Service:

(a)	while the Tenant is in arrears with payment of the Rent or other sums due and demanded under this Lease;

(b)	during the proper inspection, maintenance, repair or replacement of any relevant Service Media or equipment;

(c)	resulting from a shortage of fuel, water, materials or labour;

(d)	resulting from a breakdown of any equipment used in connection with the provision of the Services; or

(e)	resulting from any act or omission of any employee, contractor or agent of the Landlord, or for any other reason beyond the reasonable control of the Landlord.

11.2.3	In the circumstances mentioned in clauses 11.2.2(b), 11.2.2(c), 11.2.2(d) and 11.2.2(e), the Landlord shall restore the relevant Service as soon as is reasonably practicable.

11.2.4	The Landlord shall produce the Certificate to the Tenant as soon as practicable after the end of the Service Charge Year.

11.2.5	The Landlord shall allow the Tenant to inspect any invoices and receipts for the Services as long as the Tenant has given the Landlord reasonable written notice.

11.2.6	If any Lettable Unit is unlet for any period, the Landlord shall bear a fair proportion of the Services in respect of that Lettable Unit.

11.3	Tenant's obligations

11.3.1	The amount of Service Charge payable by the Tenant is the aggregate of:

(a)	12.01 per cent of the Development Expenses.

(b)	10.53 per cent of the West Block Car Park Structure Expenses; and

(c)	15.92 per cent of the Building Expenses,
Provided always that the Landlord is entitled from time to time by notice in writing to the Tenant to vary the share of the Service Charge payable in relation to the Services or any items referred to in clauses 11.1.1, 11.1.2 and 11.1.3 having regard to:

(d)	the number of Lettable Units comprised in the Development;

(e)	the relative areas comprised in the Lettable Units in the Development; and

(f)	the extent to which the Services are supplied to the various Lettable Units in the Development,
But so that no variation may result in the Landlord being able to recover in aggregate more than 100% of the costs of the Services.

11.3.2	The Tenant shall pay the Service Charge Estimate, and any VAT on it and the Service Charge Balance, and any VAT on it as provided in clause 7.

11.3.3
If the date of this deed does not coincide with the beginning of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is before the beginning of the Term bears to one year, and the Service Charge Estimate for that part of that Service Charge Year will be adjusted accordingly.

11.3.4
If the end of the Term does not coincide with the end of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is after the end of the Term bears to one year.

11.3.5
The end of the Term shall not prejudice the Landlord's entitlement to demand nor the Tenant's liability to pay the Service Charge Balance for the Service Charge Year then current, apportioned in accordance with clause 11.3.4.

11.4	Estimating and revising the Service Charge

11.4.1
The Landlord shall give the Tenant a statement of the Service Charge Estimate for each Service Charge Year. Until the statement has been given, the Service Charge Estimate shall be payable at the rate of the Service Charge Estimate for the previous Service Charge Year. Once the statement has been given, the remaining instalments of the Service Charge Estimate and any VAT on them will be adjusted so as to provide for payment of the whole Service Charge Estimate for that Service Charge Year to be paid during that year.

11.4.2
If, during a Service Charge Year, the Landlord reasonably expects the cost of the Services to increase materially above its previous estimate of the cost of the Services for that Service Charge Year, the Landlord may revise its estimate of those costs and the Service Charge Estimate will be based on that revised estimate and the remaining instalments of the Service Charge Estimate adjusted so that the revised Service Charge Estimate will have been paid by the end of that Service Charge Year. The Landlord may revise the Service Charge Estimate more than once in a Service Charge Year.

11.5	General provisions

11.5.1	In the absence of manifest error, the Certificate will be conclusive as to the amount of the Service Charge.

11.5.2	The Landlord shall notify the Tenant in writing of any change in the date of the beginning of the Service Charge Year.

11.5.3
If the Service Charge for any Service Charge Year is less than the Service Charge Estimate (as and if revised), the balance will be credited against the instalments of the Service Charge Estimate due from the Tenant in the following Service Charge Year, or, at the end of the Term, set-off against any sums due from the Tenant to the Landlord with any balance being repaid to the Tenant.

11.5.4
The Services for the Service Charge Year in which the beginning of the Term falls may include costs incurred by or provided for or on behalf of the Landlord before the beginning of the Term so far as they relate to Services which are to be provided during the Term. The Services in any Service Charge Year may include provisions for expenses to be made after the end of the Term so far as such provisions are reasonable having regard to the Services which are provided during the Term.

12.	STATE AND CONDITION OF THE PREMISES

12.1	Repair

12.1.1
The Tenant shall repair the Premises and keep them in good and substantial repair and condition and shall keep all plant and machinery within or forming part of the Premises in good condition and working.

12.1.2
The Tenant shall replace any fixtures, fittings, plant or machinery (other than tenant's fixtures and fittings) within or forming part of the Premises which are in need of replacement with new articles of similar kind and quality.

12.1.3	The Tenant shall regularly clean the inside and outside of the windows at the Premises and replace any plate glass which becomes broken or damaged.

12.1.4	The Tenant shall clean the Premises regularly and maintain them at all times in a clean and tidy condition.

12.1.5	The Tenant shall follow the manufacturer's recommendations regarding the use maintenance and repair of all Landlord's fixtures and fittings.

12.1.6	In relation to the carpet belonging to the Landlord in the Premises the Tenant shall:

(a)	keep it clean and in good repair and condition;

(b)	replace it as often and in such manner as may be required by the Landlord acting reasonably with carpets of similar quality, and in any event at the end of the Term remove the carpet and replace it with carpet of similar quality of such pattern and colour as the Landlord shall approve with such method of fixing as the Landlord shall reasonably require.

12.1.7
The Tenant shall not be liable under clause 12.1 to the extent that the Landlord is obliged to carry out the relevant repair works under clause 10.2 or to the extent that the Landlord is prevented from carrying them out by reason of the matters referred to in clause 10.2.2.

12.2	Redecoration
At all times during the Term the Tenant shall keep the Premises in good decorative condition and:

12.2.1
in the fifth year of the Term and in the last year of the Term in a proper and workmanlike manner prepare and then paint all the inside parts of the Premises where previously or usually painted with two coats at least of good quality paint and at the same time and in like manner wash varnish paper and otherwise decorate restore or treat the parts previously or usually so decorated or treated;

12.2.2	the tints colours and patterns of all works of decoration effected in the last year of the Term are to be approved by the Landlord.

12.3	Alterations

12.3.1
The Tenant shall not make any alterations or additions to, the Premises except internal, non-structural alterations or additions which may be made with the consent of the Landlord, such consent not to be unreasonably withheld or delayed subject to the proposed works not having an unreasonably adverse impact on Environmental Performance.

12.3.2
The Tenant may erect, modify and remove demountable partitioning, floor boxes and under-floor wiring without the consent of the Landlord provided that such alterations or additions do not affect any of the Service Media, plant or machinery or air conditioning or have an unreasonable adverse impact on Environmental Performance but the Tenant shall notify the Landlord of its intention to carry out any such works at least 14 days before it intends to begin the works and shall in relation to any such works which it does carry out, carry them out:

(a)
and complete them in a good and workmanlike manner, with new and good quality materials fit for the purpose for which they are required and so as to be free from defects and without using or permitting the use of any material or substance which, at the time of use, does not conform to all relevant British and European standards and codes of practice or which is generally known to the United Kingdom building industry at the time of use to be deleterious to health and safety or to the durability of the works in the particular circumstances in which it is used;

(b)	in accordance in all respects with all relevant legislation and the terms of any consents which are required for the works;

(c)	in a manner so as to cause as little inconvenience and annoyance as reasonably possible to the Landlord, any superior landlord and the other occupiers of the Building;

(d)	so as not to result in the Premises, or any other part of the Building, becoming unsafe; and

(e)	at its sole risk,
and the Tenant shall make good to the Landlord's satisfaction any damage arising out of, or incidental to, the carrying out or completion of the works and shall provide the Landlord with a set of as-built drawings as soon as reasonably practicable after completion of the alterations or additions.

12.3.3
Unless and to the extent otherwise required by the Landlord, the Tenant shall, at the end of the Term, remove any and all alterations and additions made to the Premises during the Term and shall make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

12.4	Signs and re-letting notices

12.4.1	The Tenant shall not display any signs or notices at the Premises which can be seen from outside the Premises.

12.4.2
The Tenant shall be permitted to display an internal sign on the Tenant's signage board approved by the Landlord and giving the name and business of the Tenant, and at the end of the Term the Tenant shall remove any such sign and make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

12.4.3
The Tenant shall permit the Landlord to place a sign on the Premises at any time advertising the sale of the Landlord's interest (or any superior interest) in the Premises and during the last six months of the Term for the re-letting of the Premises.

12.5	Yield up
At the end of the Term the Tenant shall yield up the Premises with vacant possession decorated and repaired in accordance with the obligations in this Lease.

12.6	Codes of practice
The Tenant shall ensure that all works carried out at the Premises by or on behalf of the Tenant are carried out in accordance with all relevant codes of practice applicable to those works and issued by a statutory or professional body.

13.	USE OF THE PREMISES

13.1	The Permitted Use
The Tenant shall not use the Premises except for the Permitted Use.

13.2	Obstructions
The Tenant shall not obstruct the Retained Parts or any other pavement, footpath or roadway adjoining or serving the Premises.

13.3	Restrictions on use
The Tenant shall not:

13.3.1
leave the Premises unoccupied for a period of more than one month without first giving written notice to the Landlord nor for more than three months without the consent of the Landlord, but the Tenant shall not by virtue of clause 13.3.1 be required to trade from the Premises;

13.3.2
do anything on the Premises which is illegal or immoral or which would cause a nuisance or inconvenience or any damage or disturbance to the Landlord or any of the other occupiers of the Building or any owner or occupier of any other property adjoining or near the Premises;

13.3.3	carry out any acts at the Premises which are noisy, noxious, dangerous or offensive or store dangerous or inflammable materials at the Premises;

13.3.4	allow waste to accumulate at the Premises nor allow any material which is deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property; nor

13.3.5	overload or obstruct any Service Media which serve the Premises.

13.4	Not to obstruct
The Tenant shall not obstruct the Footpath the Access Road the Service Road or the footways adjoining them the public car parking areas at the upper and lower basement level or any of the Common Parts including (without limitation) any road footpath forecourt landing corridor staircase or all other Common Parts in the Building.

13.5	Refuse
The Tenant shall:

13.5.1	not allow refuse or rubbish of any description to accumulate on the Premises;

13.5.2	until its removal from the Premises store all refuse in a manner which causes no fire or health hazard;

13.5.3	not deposit refuse rubbish litter goods or any other material on any of the open parts of the Premises or on any of the Common Parts or any other part of the Development;

13.5.4	to keep all refuse in the type of container specified by the Landlord and prepared for collection in the manner and at the times and places specified by the Landlord for picking up refuse.

13.6	Pollution
The Tenant shall:

13.6.1
not discharge into any pipe drain or sewer serving the Premises or any other property any oil grease or other deleterious matter waste or other substance which might cause a nuisance or annoyance or might block or damage the sanitary or drainage system of the Development or the Building or any other property;

13.6.2	not cause or permit any deposit in or under the Premises or any discharge or escape

13.6.3	from the Premises of any matter substance material waste or effluent which would cause or be likely to cause:

(a)	any nuisance annoyance damage or harm;

(b)	any pollution of any watercourses or any controlled waters; or

(c)	the Building or any other land to be contaminated land.

13.7	Not to overload services
In relation to the electrical gas heating or air handling systems in the Premises the Tenant shall not:

13.7.1	attach any appliances so as to overload the current or supply;

13.7.2	interfere with alter or add to such systems without the previous written consent of the Landlord;

13.7.3	employ any person or persons other than the engineers or other persons approved from time to time by the Landlord to make any alterations or additions.

13.8	Cleaning
The Tenant shall not employ in relation to the Premises any office or window cleaners to whom the Landlord reasonably objects

13.9	Common Parts
The Tenant shall:

13.9.1	not misuse overload damage or interfere with any lift in the Building and in particular:

(a)	not exceed either the permitted number of persons or weightload;

(b)	not use any lift other than the goods lift in the Building for the carrying of goods furniture or bulky articles;

(c)	comply with any Landlord's requirements made as a condition of any consent for the carrying of goods.

13.9.2	at all times take all necessary steps to prevent any damage to the Common Parts including (but without limitation) when bringing in or removing goods furniture or luggage from the Premises.

13.9.3	use any lift entrance passage and staircase lavatories and water closets in the Common Parts in a careful manner and make good any damage caused by improper or careless use.

13.10	Fire and security precautions
The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Landlord relating to fire prevention and the provision of fire-fighting equipment at the Premises and the reasonable requirements of the Landlord in relation to the security of the Building and of the Premises while they are vacant.

13.11	Parking
The Tenant shall:

13.11.1
use the Parking Spaces only for the parking of private cars and not do anything in or about the Parking Area or any other part of the Development which could be a nuisance annoyance or disturbance or cause damage or inconvenience to the Landlord or any tenant owner or occupier of any part of the Building any other part of the Development or any adjoining or neighbouring premises;

13.11.2	comply with all regulations and instructions which the Landlord makes from time to time for the control of traffic to and from the Parking Area including any regulations relating to one way routes;

13.11.3	not park any vehicle in any part of the Development other than the Parking Spaces;

13.11.4
make good any damage to the Parking Area or to the approaches to it or to any other part of the Development by accidental impact or any other cause arising from the act neglect or default of the Tenant;

13.11.5	not do any of the following things to any vehicle in the Parking Spaces:

(a)	washing cleaning and polishing;

(b)	works of repair or maintenance;

(c)	refuelling.

13.11.6
The Landlord may close or restrict access to allow part of the Parking Area at any time (giving reasonable notice except in case of emergency) for such periods as are reasonably necessary in connection with any works of repair maintenance alteration or renewal to the Parking Area to any Service Media lying under it or them or to any other part of the Development.

13.11.7	The Landlord shall not be liable to the Tenant or any other person:

(a)
for any loss of or damage to or theft from any vehicle using the Parking Area nor for any damage or injury suffered by any driver or passenger or by any principal servant agent licensee or visitor of the Tenant;

(b)	for any difficulty or interruption in obtaining access to the Parking Area by reason of any works referred to in clause 13.11.6 or for any other reason beyond the reasonable control of the Landlord;

(c)	if anyone other than the Tenant uses or occupies the Parking Area without the authority of the Landlord.

13.11.8
The right to use the Parking Spaces in accordance with the provisions of this clause 13.11 is personal to the Tenant for the time being and is not capable of being assigned or sublet or licensed except to a permitted assignee or undertenant upon a permitted assignment or underletting of the whole or part of the Premises.

13.11.9	The Landlord may by notice in writing to the Tenant change the Parking Spaces from time to time during the Term.

13.11.10
The Tenant shall notify the Landlord of the times when the Parking Spaces are not required by the Tenant or its sub-tenants and of any changes in such requirements so that the Landlord may make available the Parking Area at such times free of charge to the London Borough of Merton (or such other authority as may from time to time have the responsibility for public car parking in the Wimbledon Town Centre area) for use by the public.

13.12	Service Yard

13.12.1	The Tenant shall not cause any obstruction to or leave anything in nor cause any damage to or interfere with the use of the Service Yard and in particular:

(a)	shall use the Service Yard only for the purpose of loading and unloading and not park or permit to be parked any vehicle In the Service Yard save for the purpose of loading and unloading;

(b)	not store place deposit or keep (except during loading and unloading) any articles or things in the Service Yard;

(c)	comply with any regulations made by the Landlord relating to the Service Yard or its use.

13.12.2
The Landlord may close or restrict access to all or part of the Service Yard and/or Service Road at any time (giving reasonable notice except in case of emergency) for such period as is reasonably necessary in connection with any works of repair maintenance alteration or renewal to the Service Yard and/or Service Road to any Service Media lying under it or them or to any other part of the Development.

13.12.3
The Landlord shall not be liable to the Tenant or any other person for any difficulty or interruption in obtaining access to the Service Yard and/or Service Road by reason of any works referred to in clause 13.12.2 or for any other reason beyond the reasonable control of the Landlord.

13.13	Exclusion of warranty
The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

14.	DEALINGS

14.1	General restrictions
The Tenant shall not part with or share nor agree to part with or share possession of the whole or part of the Premises or this Lease, nor allow any other person to occupy the whole or any part of the Premises, except as permitted by the remainder of clause 14.

14.2	Assignments

14.2.1
The Tenant shall not assign or agree to assign any part (as opposed to the whole) of this Lease. The Tenant shall not assign the whole of this Lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.2.2
The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment in any of the following circumstances:

(a)
if, in the reasonable opinion of the Landlord, the financial standing of the assignee is not sufficient to pay the Rent and other sums due under this Lease and to comply with the tenant covenants of this Lease. For these purposes the "financial standing of the assignee" means the financial standing of the assignee:

(i)	taking into account the financial standing of any guarantor who will enter into a guarantee of the assignee's obligations pursuant to clause 14.2.3(c) and (but subject to clause 14.2.2(a)(ii)) the provision of any other security for the performance of the assignee's obligations and the terms upon which such security is to be held; but

(ii)
ignoring any authorised guarantee and sub-guarantee which may be entered into pursuant to clauses 14.2.3(a) and 14.2.3(b) (and any sub-guarantee of such authorised guarantee agreement which may have already been entered into); or

(b)	if the Tenant has not paid all the Rent and other sums due under this Lease;

(c)
if the assignee (being a company) is not incorporated within the United Kingdom, unless the person who is to be its guarantor pursuant to clause 14.2.3(c) (being a company) is incorporated within the United Kingdom; or

(d)	if the proposed assignee is a member of the same Group as the Tenant.

14.2.3
The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to any of the following conditions:

(a)	the Tenant entering into an authorised guarantee agreement no later than the date of the instrument of the assignment, and that agreement is:

(i)	to take effect immediately following completion of the instrument of the assignment;

(ii)	to be by deed;

(iii)
to provide for a guarantee of the performance of all the tenant covenants of this Lease by the assignee from the date of the instrument of the assignment until the assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995;

(iv)	to provide for all the matters permitted by section 16(5) of that Act and is otherwise in accordance with section 16 of that Act; and

(v)	to include such further provisions as the Landlord reasonably requires;

(b)
that any person who has guaranteed the obligations of the Tenant under this Lease (otherwise than by way of an authorised guarantee agreement) and whose guarantee is subsisting immediately before completion of the instrument of the assignment enter into a sub-guarantee of the obligations of the Tenant contained in an authorised guarantee agreement entered into pursuant to clause 14.2.3(a), and that sub-guarantee is:

(i)	to take effect immediately following completion of the instrument of the assignment;

(ii)	to be by deed;

(iii)	to provide for the sub-guarantor to enter into a new lease (whether as guarantor or as tenant) if the liability of the assignee is disclaimed;

(iv)	to include such further provisions as the Landlord reasonably requires; and

(v)	to be entered into notwithstanding that that person may have already entered into such a sub-guarantee (or may have purported to have done so); and

(c)
that, if reasonably required by the Landlord, the assignee procure a guarantor or guarantors (not being the Tenant pursuant to the condition referred to in clause 14.2.3(a)) acceptable to the Landlord, to enter into a full guarantee and indemnity of the assignee's obligations under this Lease, and that guarantee and indemnity is:

(i)	to take effect immediately following completion of the instrument of the assignment;

(ii)	to be by deed;

(iii)	to provide for the guarantor to take a new lease (as tenant) if this Lease is forfeited or if the liability of the assignee is disclaimed;

(iv)	to include such further provisions the Landlord reasonably requires; and

(v)
to be in addition to any authorised guarantee agreement entered into pursuant to clause 14.2.3(a) and sub-guarantee entered into pursuant to clause 14.2.3(b) or which may have already been entered into); and

(d)
that, if reasonably required by the Landlord the assignee enters into a rent deposit deed with the Landlord for such amount and in such form as the Landlord may reasonably require and paying the amount set out in such deed by way of clear funds.

(e)	that if at any time before the assignment any of the circumstance set out in clause 14.2.2 exist, the Landlord may revoke its consent to the assignment by notice to the Tenant.

14.2.4	Clauses 14.2.2 and 14.2.3 do not limit the right of the Landlord to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

14.3	Underlettings

14.3.1	The Tenant shall not underlet or agree to underlet any part of the Premises (as opposed to the whole) other than a Permitted Part.

14.3.2
The Tenant shall not underlet the whole of the Premises or a Permitted Part, except in accordance with the remainder of clause 14.3 and with clause 14.4 and then only with the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.3.3
The Tenant shall not underlet the Premises or a Permitted Part without first obtaining from the undertenant a covenant by the undertenant with the Landlord to comply with the terms of this Lease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by this Lease, and to comply with the obligations on the undertenant in the underlease (and any document which is supplemental or collateral to the underlease) throughout the term of the underlease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

14.3.4
Any underlease of whole or a Permitted Part shall be granted at a rent which is not less than the then full open market rental value of the Premises or the relevant Permitted Part (but this will not prevent an underlease providing for a rent-free period of a length as is then usual in the open market in respect of such a letting), and without a fine or premium and with the underlease rent payable not more than one quarter in advance.

14.3.5	The Tenant shall not grant an underlease unless:

(a)
before the earlier of the undertenant entering into the underlease and the undertenant becoming contractually bound to do so, the Tenant has served a notice on the undertenant and the undertenant (or a person duly authorised by the undertenant) has made a statutory declaration, such notice and statutory declaration to relate to the tenancy to be created by the underlease and to comply with section 38A of the Landlord and Tenant Act 1954 and the relevant schedules of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003; and

(b)	the Tenant has supplied the Landlord with a certified copy of the notice and statutory declaration referred to in clause 14.3.5(a).

14.3.6	In the case of an underletting of a Permitted Part:

(a)
such Permitted Part must be capable of self-contained beneficial use and must be let on a self-contained basis, it must comply with the then current statutory requirements including fire and building regulations and have the benefit of all necessary accesses, means of escape and facilities including access and necessary toilet, sanitary and staff facilities; and

(b)
the grant of the underlease of the Permitted Part shall not result in more than two separate occupations of the Premises subsisting at any one time and if the Tenant remains in occupation that occupation shall be counted as one of the two occupations.

14.3.7
The Tenant shall not grant any underlease of the whole or a Permitted Part for a term which will expire by effluxion of time later than three clear days before the date the contractual term granted by this deed will expire by effluxion of time.

14.3.8
The Tenant shall not enter into any collateral deed nor give any side letter varying or relieving the undertenant from any terms required by clause 14.3 or clause 14.4 to be contained in the underlease.

14.4	Terms to be contained in any underlease

Any underlease shall contain the following terms:

14.4.1	if the term of the underlease extends beyond the Review Date, a provision for the review of the rent in the same terms and on the same dates as the review of the Rent in this Lease;

14.4.2
an obligation on the undertenant not to deal with or dispose of its interest in the underlease (including by way of declaration of trust) or part with or share possession of the whole or part of that interest or permit any other person to occupy the Premises except by way of an assignment or charge of the whole of its interest in the Premises, which may only be made with the Landlord's consent, such consent not to be unreasonably withheld or delayed, or as permitted by clause 14.8;

14.4.3
agreements between the Tenant and the undertenant in the same terms as clauses 14.2.2 and 14.2.3 and a further agreement between the Tenant and the undertenant expressed to be for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Tenant may give its consent to an assignment of the underlease subject to a condition that the assignee of the underlease enters into a covenant with the Landlord with effect from the date of the instrument of the assignment of the underlease in the terms of the covenant required by clause 14.3.3;

14.4.4	a statement in the terms of clause 14.2.4;

14.4.5
if this Lease requires the consent or approval of the Landlord for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter;

14.4.6
if this Lease requires the consent or approval of the Landlord, such consent not to be unreasonably withheld or delayed for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter, such consent not to be unreasonably withheld or delayed; and

14.4.7
a statement by the Tenant and the undertenant referring to the notice and statutory declaration mentioned in clause 14.3.5, and where the statutory declaration was made by a person other than the undertenant, a statement by the undertenant confirming that such person was duly authorised by the undertenant to make the statutory declaration and an agreement between the Tenant and the undertenant that the provisions of sections 24-28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy created by the underlease, and shall otherwise be on terms consistent with this Lease.

14.5	Further provisions relating to underleases

14.5.1
The Tenant shall procure that the rent in any underlease is reviewed in accordance with the underlease and shall not agree the level of any reviewed rent with an undertenant without the consent of the Landlord, such consent not to be unreasonably withheld.

14.5.2
The Tenant shall enforce the obligations of the undertenant in any underlease and exercise its rights under the agreements made between it and the undertenant for the purposes of section 19(1A) of the Landlord and Tenant Act 1927.

14.5.3	The Tenant shall not vary the terms of, nor, without the consent of the Landlord, such consent not to be unreasonably withheld, accept or agree to accept a surrender of, nor forfeit any underlease.

14.6	Charging
The Tenant shall not charge or agree to charge any part of the Premises (as opposed to the whole) and shall not charge or agree to charge the whole of the Premises without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

14.7	Declarations of trust
The Tenant shall not make any declaration of trust of the whole or any part of its interest in the Premises or this Lease.

14.8	Group sharing of occupation
Nothing in clause 14 will prevent the Tenant or any permitted undertenant from sharing occupation of the Premises with another member of the same Group if and so long as that other member remains a member of that Group provided that no relationship of landlord and tenant subsists between the Tenant or permitted undertenant and that other member. The Tenant shall keep the Landlord informed of the identity of all occupiers and of the basis of their occupation of the Premises.

14.9	Notification of dealings
Within five Business Days of any dealing with, or devolution of, the Premises or this Lease or of any interest created out of them or it, the Tenant shall give the Landlord written notice of that dealing or devolution together with a certified copy of any document effecting or evidencing the dealing or devolution (and a certified copy for any superior landlord) and shall pay the Landlord a reasonable registration fee of not less than seventy five pounds (£75) and the registration fee of any superior landlord.

14.10	Registration at the Land Registry

14.10.1	If this Lease and/or the rights granted or reserved by this Lease are or should be registered at the Land Registry under the Land Registration Act 2002 then the Tenant shall:

(a)
apply to register this Lease and any assignment or other registrable disposition of this Lease at the Land Registry within 10 Business Days of the date of the grant of this Lease or the date of the instrument of assignment or other disposition requiring registration (as the case may be) and procure completion of that registration;

(b)	use its best endeavours to procure that all rights granted or reserved by this Lease are properly noted against the affected title; and

(c)
within five Business Days of the registration of the grant, assignment, other registrable disposition of this Lease or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered titles.

14.10.2	The Landlord shall not be liable to the Tenant for the Tenant's failure to register and/or to protect this Lease or any rights granted by it

15.	LEGAL REQUIREMENTS AND REGULATIONS

15.1	Legislation and planning
The Tenant shall:

15.1.1
comply with all legislation affecting the Premises, their use and occupation and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or occupier to comply;

15.1.2
give the Landlord written notice of any defect in the Premises which may make the Landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972, and shall display any notices at the Premises needed to enable the Landlord to comply with the Defective Premises Act 1972;

15.1.3	not apply for planning permission;

15.1.4	pay any charge imposed under legislation relating to town and country planning in respect of the use of the Premises, or any works carried out at the Premises; and

15.1.5
at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation.

15.2	Notices relating to the Premises

15.2.1
The Tenant shall give the Landlord a copy of any notice received by the Tenant, relating to the Premises or the Building or any occupier of them, or to the Landlord's interest in them, upon having received it and take any steps which the Landlord may require in connection with such notice.

15.2.2	The Tenant shall not give any notice or counter-notice under the Party Wall etc. Act 1996 without the consent of the Landlord.

15.3	The Construction (Design and Management) Regulations 2015

15.3.1
In this clause 15.3 "Regulations" means the Construction (Design and Management) Regulations 2015 and "File" means the Health and Safety file required by the Regulations for any project (within the meaning of the Regulations) carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises.

15.3.2
In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply:

(a)	the Tenant shall comply in all respects with the Regulations and procure that any person (other than the Landlord) who otherwise has any duty under the Regulations, complies with the Regulations;

(b)
the Tenant shall pay the Landlord on demand its reasonable costs and expenses (and any VAT in relation to them) for providing any information or documents which the Landlord may supply to any person in connection with such works; and

(c)
if and to the extent that the Landlord is a client for the purposes of the Regulations, the Tenant shall elect in writing (or the Tenant shall procure that the undertenant or other occupier of the Premises (as the case may be) elects in writing), for the purpose of the Regulations, to be the only client in relation to such works, and the Tenant shall not begin (or shall procure that the undertenant or other occupier (as the case may be) does not begin) to carry out such works until the Landlord has consented to that election.

15.3.3	The Tenant shall:

(a)	compile, maintain and make the File available to the Landlord for inspection at all times;

(b)	on request provide copies of the whole or any part of the File to the Landlord; and

(c)	hand the File to the Landlord at the end of the Term unless the Tenant is granted a new lease of the Premises.

15.3.4	The Tenant shall obtain all copyright licences which are needed for the Tenant to comply lawfully with clause 15.3.

15.3.5	The copyright licences obtained by the Tenant shall:

(a)	be granted with full title guarantee;

(b)	allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of the File or any part of it;

(c)	be obtained without cost to any such person;

(d)	allow any such person to grant sub-licences on similar terms; and

(e)	be irrevocable.

15.4	Regulations
The Tenant shall comply with any regulations concerning the Retained Parts reasonably made by the Landlord from time to time.

16.	LANDLORD'S COVENANT FOR QUIET ENJOYMENT
The Landlord agrees with the Tenant that for so long as the Tenant complies with the terms of this Lease the Tenant may hold and use the Premises during the Term without any interruption (except as authorised by this Lease) by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

17.	LIMIT ON LANDLORD'S LIABILITY

To the extent that the obligations on the Landlord contained or implied in this Lease relate to any time after a person has parted with the whole of its interest in the reversion immediately expectant on the end of the Term, they shall not be binding on or enforceable against that person after that person has parted with the whole of that interest.

18.	FORFEITURE

18.1	Landlord's right of re-entry
If any event set out in clause 18.2 occurs, the Landlord may forfeit this Lease and re-enter the Premises (or any part of them in the name of the whole). The Term will then end, but this will be without prejudice to any claim which the Landlord may have against the Tenant or a Guarantor for any failure to comply with the terms of this Lease.

18.2	Events giving rise to the Landlord's right of re-entry

18.2.1	The Rent or any other sum payable under this Lease has not been paid 15 Business Days after it became due, whether formally demanded or not.

18.2.2	The Tenant or any Guarantor has failed to comply with any of the terms of this Lease.

18.2.3	The Tenant or any Guarantor who is an individual (or if more than one individual then any one of them):

(a)	is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 268 of the Insolvency Act 1986;

(b)
is the subject of an application for an interim order under the Insolvency Act 1986, or it enters into, or commences negotiations in respect of, or calls or convenes any meeting for the approval of any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986 or otherwise;

(c)
requests or suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over the whole or any part of its undertaking, property, revenue or assets takes possession of all or any part of them, or it requests that such a person does so;

(d)
is the subject of a bankruptcy petition or any step is taken in connection with obtaining such a petition, or an interim receiver of its property is appointed, or a bankruptcy order is made against it;

(e)
has a receiver appointed for it under the Mental Health Act 1983 or the court makes any declaration or order under the Mental Capacity Act 2005 in relation to the Tenant's or Guarantor's property or affairs or appoints any deputy to make decision on the Tenant's or Guarantor's behalf in relation to its property and affairs;

(f)	has any distress, execution, sequestration or other process levied or forced upon or against its undertaking, chattels, property or any of its assets in the Premises; or

(g)
is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 18.2.3(a) to 18.2.3(f), and whether or not any such finding, step, process or proceeding has been taken in England and Wales.

18.2.4	The Tenant or any Guarantor which is a company (or if more than one company then any one of them):

(a)
is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 123 or sections 222 to 224 of the Insolvency Act 1986 (but disregarding references in those sections to proving it to the court's satisfaction);

(b)
resolves or its directors resolve to enter into, or it enters into, or it or its directors commence negotiations or make any application to court in respect of, or call or convene any meeting for the approval of any composition, compromise, moratorium (including a moratorium statutorily obtained, whether as a precursor to a voluntary arrangement under the Insolvency Act 1986 or otherwise, or a moratorium informally obtained), the appointment of a nominee, scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986, the Companies Act 2006 or otherwise;

(c)
resolves, or its directors, or the holders of a qualifying floating charge (as defined in Schedule 61 of the Insolvency Act 1986) or a third party resolve to appoint an administrator of it, or to petition or apply to court for an administration order in respect of it, or a petition or an application for an administration order is made in respect of it, or an administration order is made in respect of it, or a notice of appointment or a notice of intention to appoint an administrator is issued, or any step under the Insolvency Act 1986 is taken to appoint an administrator of it out of court, or it enters administration;

(d)
requests or suffers the appointment of a receiver under the Law of Property Act 1925, court appointed, administrative receiver or other receiver or receiver and manager, or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over all or any part of its undertaking, property, revenue or assets takes possession of all or any part of them or requests that such a person does so;

(e)
resolves or its directors resolve to wind it up, whether as a voluntary liquidation or a compulsory liquidation, or its directors or any third party take any step under the Insolvency Act 1986 to wind it up voluntarily or to petition the court for a winding-up order, or a winding-up petition is presented against it, or a provisional liquidator is appointed to it, or it goes into liquidation within the meaning of section 247 of the Insolvency Act 1986;

(f)
is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not being capable of reinstatement or reconstitution) or threatens to cease to exist, or its directors apply for it to be struck off the Register of Companies;

(g)	has any distress, execution, sequestration or other process levied or forced upon or against its undertaking, chattels, property or any of its assets in the Premises; or

(h)
is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 18.2.4(a) to 18.2.4(g), and whether or not any such finding, step, process or proceeding has been taken in England and Wales.

18.2.5
The Tenant or any Guarantor ceases or threatens to cease to carry on any business, or makes or permits or threatens to make or permit any material change in the nature of its business, or suspends or threatens to suspend payment of its debts.

18.3	Interpretation

18.3.1	In clause 18 "company" includes:

(a)	a company as defined in section 1 of the Companies Act 2006;

(b)	a body corporate or corporation within the meaning of section 1173 of the Companies Act 2006;

(c)	an unregistered company or association;

(d)	any "company or legal person" in relation to which insolvency proceedings may be opened pursuant to article 3 of the EC Regulation on Insolvency Proceedings 2000 (No. 1346/2000);

(e)	a partnership within the meaning of the Partnership Act 1890;

(f)	a limited partnership registered under the Limited Partnerships Act 1907; and

(g)	a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000, and the "Register of Companies" means any register of any of the legal persons mentioned above.

18.3.2
In relation to a Tenant or Guarantor that is a partnership within the meaning of the Partnership Act 1890 or a limited partnership registered under the Limited Partnerships Act 1907, the provisions of clause 18.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications mentioned in the Insolvent Partnerships Order 1994 and the Insolvent Partnerships (Amendment) Order 2005.

18.3.3
In relation to a Tenant or Guarantor that is a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000, the provisions of clause 18.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications made under the Limited Liability Partnerships Act 2000.

19.	MISCELLANEOUS

19.1	Notices

19.1.1	A notice given in connection with this Lease must be given in writing and signed by or on behalf of the party giving it, unless this Lease states that it need not be given in writing.

19.1.2
A notice given in connection with this Lease will be validly served if personally delivered or if sent by a registered post service (within the meaning of the Postal Services Act 2000) or first class recorded delivery or first class ordinary post and (in each case) addressed to:

(a)	the Landlord at the address given in this deed or, in substitution, at such other address which the Landlord has notified to the Tenant in writing;

(b)	the Tenant at the Premises or its registered office or its last known address; or

(c)	a Guarantor at the Premises or its registered office or its last known address.

19.1.3	The Tenant shall give the Landlord oral notice as well as written notice of any matter affecting the Premises where emergency action is or may be needed.

19.1.4	Writing does not include, and notices given in connection with this Lease may not be given by, email or any other electronic means.

19.2	Landlord's rights to remedy default by the Tenant
If the Tenant fails to comply with any of its obligations in this Lease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall remedy the failure within the time reasonably specified by the Landlord (or immediately in the case of an emergency). If the Tenant fails to do this the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant's failure to comply with its obligations under this Lease, and any costs incurred by the Landlord will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as if it were additional rent.

19.3	Superior interests
If at any time this Lease is an underlease, the Tenant shall comply with the terms of any superior lease to the extent that they relate to the Premises, other than any obligation to pay any rent, and the Landlord shall pay any rent due under the immediate superior lease.

19.4	No right to enforce
Nothing contained or referred to in this Lease entitles the Tenant to the benefit of, or the right to enforce, or to prevent the release or modification of any agreement entered into by any other tenant or occupier of the Building with the Landlord.

19.5	Tenant to provide information
The Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Lease and shall give the Landlord immediate written notice of any matter in connection with the Premises which may make the Landlord liable to the Tenant or any third party.

19.6	EPC information

19.6.1
The Tenant shall allow the Landlord and all others authorised by the Landlord to have access to all documentation, data and information in the Tenant's possession or under its control that is reasonably required in order for the Landlord to:

(d)	prepare an EPC in respect of the Premises; and

(e)	comply with any duty imposed upon the Landlord under The Energy Performance of Buildings (England and Wales) Regulations 2012,
and the Tenant shall co-operate with the Landlord and any person so authorised so far as is reasonably necessary to enable them to carry out such functions.

19.6.2	The Tenant shall provide free of charge to the Landlord a copy of any EPC that the Tenant obtains in respect of the Premises.

19.7	Tenant's indemnity
The Tenant agrees to indemnify the Landlord at all times (both during and after the Term) against all charges, claims, proceedings, liabilities, damages, losses, costs and expenses arising directly or indirectly from the existence, state of repair or use of the Premises or any works carried out at the Premises or any breach of any of the Tenant's obligations in this Lease, or any act or omission of the Tenant.

19.8	Guarantor to enter into supplemental documents
The Tenant shall procure that a Guarantor enters into and executes and delivers to the Landlord any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

19.9	Replacement Guarantor

19.9.1
In clause 19.9 a "Guarantor Replacement Event" is the death of a Guarantor or the occurrence of any of the events referred to in clause 18.2.3, 18.2.4, or 18.2.5 in relation to a Guarantor, or where a Guarantor comprises more than one person, the death of any one of them or the occurrence of any of those events in relation to any one of them.

19.9.2
If at any time during the Term a Guarantor Replacement Event occurs, the Tenant shall give immediate written notice of it to the Landlord. The Landlord may after a Guarantor Replacement Event (and whether or not it has received notice of it from the Tenant) give written notice to the Tenant requiring the Tenant to procure a replacement or additional guarantor. Within one month of the Landlord giving such notice to the Tenant, the Tenant shall procure that a person of standing acceptable to the Landlord enters into and executes and delivers to the Landlord a replacement or additional guarantee and indemnity in the same form as that entered into by the Guarantor in respect of which the Guarantor Replacement Event has occurred.

19.9.3	Clause 19.9 does not apply in relation to a Guarantor who is a Guarantor by reason of having entered into an authorised guarantee agreement.

19.10	Qualification of Landlord's liability
The Landlord shall not be liable to the Tenant or any other person for:

19.10.1
any damage to person or property arising from any act, omission or misfeasance by the Landlord or its employees, agents or independent contractors or by any other tenant or occupier of the Building or from the state and condition of the Premises or of any other part of the Building or any adjoining property of the Landlord;

19.10.2	any interruption to the supply of Utilities to the Premises or other parts of the Building;

19.10.3	any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors; or

19.10.4
for any failure to perform any obligation in this Lease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

19.11	Removal of goods after end of Term
The Tenant shall remove all its fittings, goods and other possessions at the end of the Term and the Landlord may dispose of any such items left at the Premises more than 15 Business Days after the end of the Term as the Landlord sees fit.

19.12	Governing law and jurisdiction

19.12.1
This Lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

19.12.2
The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this Lease or its subject matter or formation (including non-contractual disputes or claims).

19.13	Contracts (Rights of Third Parties) Act 1999

Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

19.14	Landlord and Tenant (Covenants) Act 1995
This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995.

19.15	Tenant's acknowledgement

19.15.1
The Tenant acknowledges that except for the written replies made by the Landlord's solicitors to the formal written pre-lease enquiries made by the Tenant's solicitors, it has not relied on or taken into account any statement or representation, whether written or oral (and including any made negligently) made by or on behalf of the Landlord, in deciding whether to enter into this deed, and the documents annexed to it and any document expressed to be supplemental to this Lease and entered into on the same day as this deed and will have no right or remedy (including any right or remedy based on negligence) in respect of any such statement or representation.

19.15.2	Nothing in this deed will operate to limit or exclude any liability arising or remedy available by reason of fraud.

20.	GUARANTEE

20.1	Guarantee

20.1.1
In consideration of the grant of this Lease to the Tenant, the Guarantor irrevocably and unconditionally guarantees to the Landlord that the Tenant shall, until the end of the Term or, if earlier, until the Tenant is released pursuant to the Landlord and Tenant (Covenants) Act 1995, duly and punctually pay the Rent and other sums due under this Lease and shall observe and perform the tenant covenants of this Lease.

20.1.2	The Guarantor covenants with the Landlord that in any case of default by the Tenant the Guarantor shall pay the rents and comply with the obligations referred to in clause 20.1.1.

20.1.3	The Guarantor's liability under this Lease is as principal debtor and not merely as surety.

20.1.4	In this clause 20 references to the "Tenant" are to the person who named as the second party to this deed only.

20.2	Guarantor to take a new lease

20.2.1	In this clause 20.2 a "Relevant Event" is:

(a)
the surrender of this Lease by the tenant for the time being under it acting by a liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any other similar officer appointed to it or over it or in relation to any of its assets or undertaking (whether such person is appointed in England and Wales or in any other jurisdiction and whether such person is appointed in relation to any or all of the tenant for the time being's assets or undertaking in England and Wales or in any other jurisdiction);

(b)	the disclaimer of this Lease or of the liabilities under it of the tenant for the time being under this Lease;

(c)	the forfeiture of this Lease; or

(d)	the tenant for the time being (being a company) ceasing to exist (whether or not capable of being reconstituted or reinstated).

20.2.2
The Guarantor agrees that if a Relevant Event occurs, it shall, if required by the Landlord within 18 months of the Landlord having received notice of the Relevant Event, take a new lease of the Premises from the Landlord.

20.2.3	The new lease shall:

(a)	be for a term expiring on the date when this Lease would have expired by effluxion of time had there been no Relevant Event;

(b)
be at the same rents in this Lease but with no rent-free period payable (or which would be payable but for any suspension of rent pursuant to this Lease) from and including the date of the Relevant Event;

(c)
include provision for rent review on the same date during the term of the new lease as this Lease and if on the date of the Relevant Event there is a rent review pending under this Lease or if between the Relevant Event and the date of completion of the new lease there would have been the Review Date but for the Relevant Event then the initial rent to be reserved by the new lease shall be the amount which would have been agreed or determined pursuant to this Lease for the rent review at the Review Date had there been no Relevant Event;

(d)
contain provision for the first instalment of the annual rent and any VAT due on it to be paid to the Landlord on the date of completion of the new lease such first instalment to be a proportionate amount for the period from and including the date of the Relevant Event until the next quarter day following the date of completion of the new lease;

(e)	otherwise be on the same covenants and conditions as this Lease; and

(f)	take effect from the date of the Relevant Event.

20.2.4
The new lease will take effect subject to this Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created, permitted or suffered by the tenant under this Lease at the time of the Relevant Event or its predecessors in title.

20.2.5	The Guarantor shall pay the Landlord's costs and expenses (on an indemnity basis) and a sum equal to all VAT on them which may be payable by the Landlord in connection with the grant of the new lease.

20.2.6	The Guarantor shall execute and deliver a counterpart of the new lease to the Landlord within one month of the Landlord having required the Guarantor to take the new lease.

20.3	No discharge of Guarantor
Without prejudice to section 18 of the Landlord and Tenant (Covenants) Act 1995, the Guarantor's liability under this clause 20 will remain in full force and effect and will not be avoided, released, discharged or reduced nor will the rights of the Landlord be prejudiced or affected by any of the following:

20.3.1	any time, indulgence or concession granted by the Landlord to the Tenant or to any other person who is liable;

20.3.2	the Landlord dealing with, varying or failing to perfect or enforce any of its rights or remedies against the Tenant or any other person who is liable;

20.3.3	the existence of, dealing with, varying or failing to perfect or enforce any security which may be or become available to the Landlord;

20.3.4	any act or neglect of the Landlord by reason of which the benefit of any security or any right or remedy against any person who is liable is released, lost or diminished;

20.3.5	any variation of, addition to or reduction from, the terms of this Lease whether or not the same is substantial or is prejudicial to the Guarantor or confers only a personal right or obligation;

20.3.6	any invalid or ineffective payment by the Tenant or any other person who is liable;

20.3.7	any right of set-off (whether legal or equitable), counter-claim or deduction which may have accrued to the Guarantor, the Tenant or any other person who is liable;

20.3.8	any non-acceptance of the Rent or other sums due under this Lease, in circumstances in which the Landlord has reason to suspect a breach of the tenant's obligations under this Lease;

20.3.9	any waiver by the Landlord of any right to forfeit this Lease;

20.3.10	a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

20.3.11	any death, incapacity, disability or change in the constitution, status or name of the Landlord, the Guarantor, the Tenant or any other person who is liable;

20.3.12
any amalgamation or merger by the Landlord, the Guarantor, the Tenant or any other person who is liable with any other person, any restructuring or the acquisition by another person of the whole or any part of its assets or undertaking of the Landlord, the Guarantor, the Tenant or any other person who is liable;

20.3.13
the Tenant or any other person who is liable entering into any voluntary arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord);

20.3.14
the appointment of any liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any other similar officer to, over or in relation to any of the assets or undertaking of the Tenant or any other person who is liable whether any such person is appointed in England and Wales or in any other jurisdiction and whether any such person is appointed in relation to any or all of the Tenant's (or other such person's) assets or undertaking in England and Wales or in any other jurisdiction;

20.3.15	without prejudice to clause 20.2, the disclaimer of the liability under the Lease of the Tenant or any other person who is liable, or the forfeiture of the Lease;

20.3.16	any provisions of the Lease being or becoming wholly or in part void, voidable or unenforceable by the Landlord against the Tenant or any other person who is liable; or

20.3.17
any other act, omission or thing by virtue of which, but for this provision, the Guarantor would have avoided or been released or discharged from its obligations under this clause 20 in whole or in part, or the rights or remedies of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord in accordance with the terms of such deed,

20.4	Waiver of rights by the Guarantor
The Guarantor waives any right or remedy that it may have against the Tenant in respect of any amount paid or other obligation performed by the Guarantor such waiver to take effect only if and when any step has been taken in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant.

20.5	Supplemental documents
As and when called upon to do so by either the Landlord or the Tenant, the Guarantor shall enter into any document which is supplemental to this Lease (by deed if required) for the purpose of consenting to the Tenant entering into such supplemental document and confirming that, subject only to section 18 of the Landlord and Tenant (Covenants) Act 1995, all the obligations of the Guarantor will remain in full force and effect in respect of this Lease and will extend and apply to the Lease as varied by that supplemental document.

20.6	Scope of this guarantee

20.6.1
Each of the provisions of this clause 20 is separate and severable from the others, and if at any time one or more such provisions is or becomes illegal, invalid or unenforceable (either wholly or to any extent), the legality, validity or enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

20.6.2	The rights of the Landlord under any provision of this clause 20 are without prejudice to its rights under any other provision of it.

20.6.3	The obligations of the Guarantor under any provision of this clause 20 are without prejudice to its obligations under any other provision of it or under any other security.

20.6.4	The provisions of this clause 20 will enure for the benefit of the Landlord and its successors in title without any need for express assignment.

21.	SUB-GUARANTEE

21.1	Sub-guarantee

21.1.1	The obligations in this clause 21:

(a)	are made in contemplation of and will apply in relation to an authorised guarantee agreement which may be entered into by the Tenant if and when it assigns this Lease (the "Future AGA");

(b)	will have effect immediately upon the Future AGA taking effect; and

(c)	will not prevent the Landlord requiring the Guarantor to enter into a further sub-guarantee of the obligations of the Tenant in the Future AGA when the Future AGA is entered into.

21.1.2	The Guarantor:

(a)	irrevocably and unconditionally guarantees to the Landlord that the Tenant shall duly and punctually comply with its obligations in the Future AGA; and

(b)
covenants with the Landlord that in any case of default by the Tenant, the Guarantor shall comply with the obligations referred to in clause 21.1.1(a) and shall, on demand, make good to the Landlord on a full indemnity basis all losses, costs, damages and expenses caused to the Landlord by any such default.

21.1.3	The Guarantor's liability under this clause 21 shall be as principal debtor and not merely as surety.

21.1.4	In this clause 21 references to the "Tenant" are to the person who named as the second party to this deed only.

21.1.5	The provisions of clauses 20.3 to 20.6 (inclusive) shall apply to this clause 21 as if they were set out in full in this clause 21 except that:

(a)	in their application to this clause 21 references in clauses 20.3 to 20.6 (inclusive):

(i)	to clause 20 shall be read as references to this clause 21;

(ii)	to the Tenant in clauses 20.3.15 and 20.3.16 shall be read as references to the assignee of the Tenant; and

(iii)	to the date of this deed shall be read as references to the date of the assignment to the assignee of the Tenant;

(b)	in its application to this clause 21, clause 20.3.15 shall be without prejudice to clauses 21.3 and 21.4 (instead of clause 20.2); and

(c)	clause 20.5 shall not apply to this clause 21.

21.2	Supplemental documents

21.2.1
Clause 21.2.2 applies where the Tenant enters (or may be required by the Landlord to enter) into any document which is supplemental to this Lease for the purpose of consenting to the assignee entering into such document and confirming that (subject to section 18 of the 1995 Act) all the obligations of the Tenant under the Future AGA will remain in full force and effect.

21.2.2
The Guarantor shall enter into such supplemental document for purpose of confirming that (subject to section 18 of the 1995 Act) its obligations under this sub-guarantee will remain in full force and effect.

21.3	Obligation to join in new lease accepted by the Tenant
If the Tenant takes a new lease pursuant to an obligation on its part in the Future AGA (such new lease being on the terms required by the Future AGA) the Guarantor shall enter into that new lease as guarantor. The Guarantor shall execute and deliver the counterpart of that new lease to the Landlord within one month of the Landlord having required the Tenant to take the new lease.

21.4	Obligation to take new lease

21.4.1
If the liability under this Lease of the assignee is disclaimed the Guarantor shall take a new lease of the Premises from the Landlord if required to do so by the Landlord within the relevant time period:

(a)	if the Tenant (having been required to do so pursuant to the Future AGA) fails to take the new lease within the time limit stated in the Future AGA; or

(b)	if the Landlord has not required the Tenant to take a new lease pursuant to the Future AGA, and the relevant time period in relation to paragraph (a) is 14 months after the Landlord has received notice of the disclaimer of the assignee, and in relation to paragraph (b) is 12 months after the Landlord has received that notice.

21.4.2
If the Guarantor is required to accept a new lease as tenant, the new lease will be on the terms mentioned in clauses 20.2.3 and 20.2.4 except that it will have no provision for a guarantor to be party to it. The Guarantor shall execute and deliver a counterpart of the new lease to the Landlord within one month of the Landlord having required the Guarantor to take such new lease.

21.4.3
The Guarantor shall pay to the Landlord on demand all legal and other costs and expenses (on an indemnity basis) and a sum equal to VAT on them which may be payable in connection with the grant of a new lease pursuant to this clause 21.4.

21.5	Modification of liability
If any provision, or any part of a provision, of the Future AGA has the effect of causing it not to be an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 to any extent and that provision or part of it is treated as having been modified (or if necessary omitted) to the extent needed to avoid that effect, the liability of the Guarantor under this clause 21 will be modified accordingly.
This document has been executed as a deed and is delivered on the date stated at the beginning of it.

Executed as a deed by Gary Felee
and Phillip Rodge

As attorneys for St. Jame's Place UK Plc		Signature
under a Power of Attorney dated
22 August 2015 in the presence of a witness		Name	/s/Gary Felee
as attorney for St James's Place
UK Plc

Witness signature	/s/O.P. Munday
Witness Name	Jamie Munday
Witness Address	1st Floor
Witness Occupation	16 New Burlington Place
	London	Signature
W1S 2HX
		Name	/s/Phillip Rodge
as attorney for St James's Place
UK Plc

Witness signature	/s/O.P. Munday
Witness Name	Jamie Munday
Witness Address	1st Floor
Witness Occupation	16 New Burlington Place
London
W1S 2HX

Executed as a deed by Coty Services UK Limited
Acting by

Director

Director/Secretary

ALM/UKDP/79114/202547/UKM/72533515.3